EXHIBIT 99.1

Container Applications Limited and CAI International, Inc. $103,000,000 4.90% Senior Secured Notes, Series 2012-A, due September 13, 2022 Note Purchase Agreement Dated as of September 13, 2012

Table of Contents

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Section 5.	Representations and Warranties of the Parent Guarantor and the Company	8

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Section 24.5.	Construction, Etc	63
Section 24.6.	Counterparts	63
Section 24.7.	Governing Law	63
Section 24.8.	Jurisdiction and Process; Waiver of Jury Trial	63
Section 24.9.	Obligation to Make Payment in Dollars	64

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 5.21	—	Collection Accounts

Schedule 8	—	Amortization

Exhibit 1	—	Form of 4.90% Senior Secured Note, Series 2012-A, due September 13, 2022

Exhibit 2	—	Form of Security Agreement

Exhibit 4.4(a)(i)	—	Form of Opinion of Special U.S. Counsel for the Company and Parent Guarantor

Exhibit 4.4(a)(ii)	—	Form of Opinion of Special Barbados Counsel for the Company and the Purchasers

Exhibit 4.4(b)	—	Form of Opinion of Special U.S. Counsel for the Purchasers

Exhibit 7	—	Form of Borrowing Base Report

Exhibit S	—	Form of Supplement to Note Purchase Agreement

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Container Applications Limited
Suite 102, Bush Hill, Bay Street
St. Michael, Barbados, West Indies

CAI International, Inc.
1 Market Plaza
Steuart Street Tower
Suite 900
San Francisco, California 94105

4.90% Senior Secured Notes, Series 2012-A, due September 13, 2022

September 13, 2012

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Container Applications Limited, a company organized under the laws of Barbados (the “Company”), and CAI International, Inc., a corporation organized under the laws of Delaware (the “Parent Guarantor”), hereby jointly and severally agree with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Authorization of Notes.

The Company will authorize the issue and sale of $103,000,000 aggregate principal amount of its 4.90% Senior Secured Notes, Series 2012-A, due September 13, 2022 (the “Series 2012-A Notes”).  The Series 2012-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the “Notes” (such term to also include any such notes issued in substitution therefor pursuant to Section 15).  The Series 2012-A Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.	Sale and Purchase of Notes.

Section 2.1. Series 2012-A Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Series 2012-A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of one hundred percent (100%) of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2     Additional Series of Notes.  The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its secured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S.  Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)      each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical and year of issue designation inscribed thereon;

(ii)     Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii)    each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 18;

(iv)    each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S with such variations, omissions and insertions as are necessary or permitted hereunder;

(v)     the minimum principal amount of any Note issued under a Supplement shall be U.S.$100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of U.S.$100,000 or more;

(vi)    all Additional Notes shall constitute senior, secured Indebtedness of the Company and shall rank pari passu with all other outstanding Notes; and

(vii)   no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.
The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a)     Compliance Certificate.  A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Sections 10.1 through 10.4 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).

(b)     Execution and Delivery of Supplement.  The Parent Guarantor, the Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S.

(c)     Representations of Additional Purchasers.  Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 of this Agreement are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

(d)     Execution and Delivery of Supplemental Agreements.  (i) The Parent Guarantor, the Company, the Collateral Agent and each such Additional Purchaser shall execute and deliver a supplemental agreement to the Intercreditor Agreement, substantially in the form of Exhibit C-2 to the Intercreditor Agreement, and (ii) the Parent Guarantor, the Company, the Security Agent and each such Additional Purchaser shall execute and deliver a supplemental agreement to the Security Agreement, substantially in the form of Exhibit C to the Security Agreement.

Section 2.3. Parent Guaranty.  The payment by the Company of all amounts due with respect to the Notes and the payment and performance by the Company of its obligations under this Agreement (and any Supplement hereto) will be absolutely and unconditionally guaranteed by the Parent Guarantor pursuant to the guaranty set forth in Section 14 of this Agreement in favor of the holders of the Notes (the “Parent Guaranty”).

Section 3.	Closing.

The sale and purchase of the Series 2012-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on September 13, 2012 or on such other Business Day thereafter on or prior to September 21, 2012 as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Series 2012-A Notes to be purchased by such Purchaser in the form of a single Series 2012-A Note (or such greater number of Series 2012-A Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 00005013378 at Bank of America, N.A., ABA # 026009593, Ref:  CAI International/Container Applications Limited.  If at the Closing the Company shall fail to tender such Series 2012-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties.  The representations and warranties of each of the Parent Guarantor and the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.  Performance; No Default.  Each of the Parent Guarantor and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Parent Guarantor or the Company, as the case may be, prior to or at the Closing, and, after giving effect to the issue and sale of the Series 2012-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company, the Parent Guarantor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.    Compliance Certificates.

(a)     Officer’s Certificate.  Each of the Parent Guarantor and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)    Secretary’s Certificate of the Company.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to  the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2012-A Notes and this Agreement.

(c)    Secretary’s Certificate of the Parent Guarantor.  The Parent Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement.

Section 4.4.  Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Perkins Coie LLP, special U.S. counsel for the Parent Guarantor and the Company, and (ii) Clarke Gittens Farmer, special Barbados counsel for the Company and the Purchasers, substantially in the respective forms set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Parent Guarantor and the Company each hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special U.S. counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.  Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Series 2012-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Series 2012-A Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.  Payment of Special Counsel Fees.  Without limiting the provisions of Section 17.1, the Company shall have paid on or before the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.    Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series 2012-A Notes.

Section 4.9.    Changes in Corporate Structure.  Neither the Parent Guarantor nor the Company shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Acceptance of Appointment to Receive Service of Process.  Such Purchaser shall have received evidence of the acceptance by the Parent Guarantor of the appointment and designation provided for by Section 24.8(e) for the period from the date of the Closing to September 13, 2023 (and the payment in full of all fees, if any, in respect thereof).

Section 4.11. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Series 2012-A Notes is to be deposited.

Section 4.12. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13. S&P Letter.  Prior to or on the date of Closing, the Company shall have provided to the Purchasers a letter from S&P indicating that S&P has assigned a rating to the Notes of BBB- or better.

Section 4.14. Credit Agreements.  The Company shall have provided to the Purchasers a true, correct and complete copy of each of the Revolving Credit Agreement, each Term Loan Agreement and each other agreement for borrowed money that is subject to the terms of the Intercreditor Agreement, in each case as amended to date.

Section 4.15. Intercreditor Agreement and Supplement to the Intercreditor Agreement.  The Company shall have provided to the Purchasers a true, correct and complete copy of the Intercreditor Agreement, as amended to date.  On the date of Closing, the Parent Guarantor, the Company, the Collateral Agent and each Purchaser shall have duly authorized, executed and delivered a supplemental agreement to the Intercreditor Agreement in the form of Exhibit C-2 to the Intercreditor Agreement to add each such Purchaser as a party thereto.

Section 4.16. Security Agreement.  On the date of Closing, the Parent Guarantor, the Company, the Security Agent and each Purchaser shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit 2 covering all present and future Collateral referred to therein.

Section 4.17. Validity of Liens. The Security Documents shall be effective to create in favor of the Collateral Agent and the Security Agent, as the case may be, for the benefit of the holders of the Notes a legal, valid and enforceable first priority security interest in and Lien upon the Collateral (except for Permitted Liens entitled to priority under applicable law). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Required Holders to protect and preserve such security interests shall have been duly effected. Each of the Collateral Agent, the Security Agent and the Purchasers shall have received evidence thereof in form and substance satisfactory to the Required Holders.

Section 4.18. Asset List; Perfection Certificates and UCC Search Results.  Each of the Collateral Agent, the Security Agent and the Purchasers shall have received from the Parent Guarantor and the Company a list of the Eligible Equipment to be pledged as Collateral for the Notes, and copies of all UCC financing statements, similar security filings in any applicable jurisdiction and any other necessary documentation required to evidence (a) the pledge to the Security Agent of, and (b) the release of any existing Liens on, any such assets.  Each of the Security Agent and the Purchasers shall have received from the Company and the Parent Guarantor completed and fully executed Perfection Certificates and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Required Holders.

Section 4.19. Certificates of Insurance.  Each of the Security Agent and the Purchasers shall have received (a) a certificate of insurance from an independent insurance broker dated on or about the date of the Closing, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

Section 4.20. Consents, Etc.  Each of the Security Agent and the Purchasers shall have received from the Parent Guarantor and the Company evidence of the receipt of any required governmental and third party consents and approvals with respect to the issuance of the Notes and the related transactions contemplated by the Note Documents (all of which shall be final, with no waiting period to expire or ongoing governmental inquiry or investigation).

Section 4.21. Further Assurances.  Each of the Collateral Agent, the Security Agent and the Purchasers shall have received from the Parent Guarantor and the Company such schedules, confirmations, assignments, financing statements, certificates, reports and other instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent, the Security Agent and the holders may reasonably require pursuant to this Section 4.21 in order to carry out more effectively the purposes of the Note Documents.

Section 4.22. Borrowing Base Report; Approval of Collateral Pool.  Each of the Security Agent and the Purchasers shall have received from the Company the initial Borrowing Base Report and each Purchaser shall have approved of the composition of the Eligible Equipment included therein (such approval not to be unreasonably withheld, delayed or conditioned).

Section 4.23. Borrowing Base Compliance.  Immediately before and after giving effect to the sale of the Notes, the sum of the outstanding principal amount of the Notes shall not exceed the Borrowing Base at such time.

Section 4.24. Additional Security Documents.  Each  of the Collateral Agent, the Security Agent and the Purchasers shall have received any additional Security Documents, or amendments or supplements to existing Security Documents, necessary or desirable to perfect the security interest of the Collateral Agent and the Security Agent, as the case may be, for the benefit of the holders of the Notes, in any Equipment to be pledged as collateral for the Notes.

Section 5.	Representations and Warranties of the Parent Guarantor and the Company.

The Parent Guarantor and the Company jointly and severally represent and warrant to each Purchaser that:

Section 5.1.  Organization; Power and Authority.  Each of the Parent Guarantor and the Company is a corporation duly organized, validly existing and, where legally applicable, in good standing under the laws of their respective jurisdictions of incorporation, and each are duly qualified as foreign corporations and, where legally applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Parent Guarantor and the Company has the corporate power and authority to own or hold under lease the properties they each purport to own or hold under lease, to transact the business they each transact and propose to transact, to execute and deliver this Agreement and the other Note Documents to which it is a party and to perform the provisions hereof and thereof and, in the case of the Company, to execute and deliver the Series 2012-A Notes and to perform the provisions thereof.

Section 5.2.  Authorization, Etc.  This Agreement and the other Note Documents to which it is a party and, in the case of the Company, the Series 2012-A Notes to be issued on the date of the Closing, have been duly authorized by all necessary corporate action on the part of the Parent Guarantor and the Company, as applicable, and this Agreement (including, without limitation, the Parent Guaranty) and the other Note Documents to which it is a party constitute, and upon execution and delivery thereof each such Series 2012-A Note will constitute, a legal, valid and binding obligation of the Parent Guarantor and the Company, as applicable, enforceable against the Parent Guarantor and the Company, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Parent Guarantor and the Company, through their agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Restricted Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Parent Guarantor and the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to June 18, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2011 there has been no change in the financial condition, operations, business, properties or prospects of either the Parent Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to either the Parent Guarantor or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Parent Guarantor’s Restricted Subsidiaries and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Subsidiary and whether it is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Parent Guarantor’s Affiliates, other than Subsidiaries, (iii) of the Company’s directors and senior officers, and (iv) the Parent Guarantor’s directors and senior officers.

(b)   All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)   Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is, where legally applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)   No Restricted Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

(e)   (i) The aggregate consolidated value of the assets of the Parent Guarantor and its Restricted Subsidiaries shall constitute more than 90% of aggregate consolidated value of the assets of the Parent Guarantor and all of its Subsidiaries and (ii) Consolidated Net Income for the most recently ended fiscal year contributed more than 90% of the consolidated net income (or deficit) of the Parent Guarantor and all of its Subsidiaries for such year, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Section 5.5.  Financial Statements; Material Liabilities.  The Parent Guarantor has delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).   The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.  Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Parent Guarantor and the Company of this Agreement, the Notes (in the case of the Company) and the other Note Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary  or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. Other than the filing of Uniform Commercial Code financing statements necessary to perfect the Lien of the Security Agreement and lodging the Security Agreement in Barbados with the Registrar of Companies at the Corporate Affairs and Intellectual Property Office, Barbados (the “Registrar”) in accordance with the provisions of Section 237 of the Companies Act (“Section 237”), no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Guarantor or the Company of this Agreement, the Notes (in the case of the Company) or the other Note Documents to which it is a party, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement and the Notes and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Barbados of this Agreement or the Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than applicable stamp duty in Barbados (currently in the amount BDS$10.00 for each of this Agreement, the Notes and the Security Documents) that may be required in connection with the execution of this Agreement and the Note Documents, and for a filing fee (of BDS$25.00) payable to the Registrar on lodging the Security Agreement with the Registrar in accordance with the provisions of Section 237.

Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of either the Parent Guarantor or the Company, threatened against or affecting the Parent Guarantor or any Restricted Subsidiary or any property of the Parent Guarantor or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)   Neither the Parent Guarantor nor any Restricted Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  (a) The Parent Guarantor and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither the Parent Guarantor nor the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent Guarantor and its Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

(b)   No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in Barbados or any political subdivision thereof or therein will be incurred by the Parent Guarantor, the Company or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of Barbados or, to the knowledge of the Parent Guarantor or the Company, any other Taxing Jurisdiction is required to be made from any payment by the Company under this Agreement or the Notes or by the Parent Guarantor under this Agreement except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Barbados arising out of circumstances described in clause (a), (b) or (c) of Section 13.

Section 5.10. Title to Property; Leases.  The Parent Guarantor and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  (a) The Parent Guarantor and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)   To the best knowledge of the Parent Guarantor and the Company, no product or service of either the Parent Guarantor or any of its Restricted Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)   To the best knowledge of the Parent Guarantor and the Company, there is no Material violation by any Person of any right of either the Parent Guarantor or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by either the Parent Guarantor or any of its Restricted Subsidiaries.

Section 5.12. Compliance with ERISA; Non-U.S. Plans.  (a) The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)   The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Parent Guarantor’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)   The Parent Guarantor and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d)   The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Restricted Subsidiaries is not Material.

(e)   The execution and delivery of this Agreement and the issuance and sale of the Series 2012-A Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The joint and several representation by the Parent Guarantor and the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2012-A Notes to be purchased by such Purchaser.

(f)   All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect.  All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Parent Guarantor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13. Private Offering by the Company.  Neither the Parent Guarantor nor the Company nor anyone acting on their behalf has offered the Series 2012-A Notes, the Parent Guaranty or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Series 2012-A Notes and the Parent Guaranty at a private sale for investment.  Neither the Parent Guarantor nor the Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2012-A Notes or the Parent Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series 2012-A Notes for general corporate purposes and to refinance existing debt of the Company and its Subsidiaries and in compliance with all laws referenced in Section 5.16.  No part of the proceeds from the sale of the Series 2012-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve either the Parent Guarantor or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than five percent (5%) of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than five percent (5%) of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Restricted Subsidiaries as of the dates set forth therein (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Restricted Subsidiaries.  Neither the Parent Guarantor nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)   Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c)   Neither the Parent Guarantor nor any Restricted Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Restricted Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent Guarantor or the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a) None of the Parent Guarantor nor any Subsidiary or Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) a Person that is otherwise a sanctions target of the OFAC sanctions programs or (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or Person that is otherwise a sanctions target or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Belarus, Burma, Congo, Cuba, Iran, Ivory Coast, Lebanon, Libya, North Korea, Somalia, Sudan, Syria and Zimbabwe (each OFAC Listed Person and each other entity described in clause (ii) and (iii), a “Blocked Person”).

(b)   No part of the proceeds from the sale of the Series 2012-A Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly by or through the Parent Guarantor or any Subsidiary or Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or for investment in the Iranian military or energy sector (as defined in Section 211(1) of CISADA).

(c)   To the Company’s and the Parent Guarantor’s actual knowledge after making due inquiry, neither the Parent Guarantor nor any Subsidiary or Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Parent Guarantor and the Company have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Parent Guarantor, the Company and each of their respective Subsidiaries and Controlled Entities is and will continue to be in compliance with all Anti-Money Laundering Laws.

(d)   No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Parent Guarantor and the Company have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Parent Guarantor, the Company and each of their respective Subsidiaries and Controlled Entities is and will continue to be in compliance with all applicable anti-corruption laws and regulations applicable to it.

Section 5.17. Status under Certain Statutes.  Neither the Parent Guarantor nor any Restricted Subsidiary is required to register under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters.  (a)  Neither the Parent Guarantor nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Guarantor or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to have a Material Adverse Effect.

(b)   Neither the Parent Guarantor nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)   Neither the Parent Guarantor nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)   All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations.  The payment obligations of the Company under this Agreement and the Notes and of the Parent Guarantor under the Parent Guaranty will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all unsecured Indebtedness of the Company and the Parent Guarantor, respectively.

Section 5.20. Perfection of Security Interest.  All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under the laws of Barbados and the United States of America, to establish and perfect the Collateral Agent’s and the Security Agent’s, as the case may be, security interest in the Collateral.  The Collateral and the Collateral Agent’s and the Security Agent’s, as the case may be, rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  The Collateral is owned by either the Company or the Parent Guarantor and is free from any Lien, except for Permitted Liens.

Section 5.21. Collection Accounts.  (i) Schedule 5.21 designates each Collection Account and (ii) all such Collection Accounts are subject to the Intercreditor Agreement.

Section 5.22. Benefits of Intercreditor Agreement.  This Agreement is an “Equipment Loan Agreement” as such term is used in the Intercreditor Agreement.  The Security Agent and the holders of the Notes are “Non-Revolving Lenders,” as such term is used in the Intercreditor Agreement.

Section 5.23. Insurance.  Each of the Company, the Parent Guarantor and each of their respective Subsidiaries maintain with financially sound and reputable insurers insurance and such insurance is in accordance with sound business practices in accordance with industry standards and the terms of the Security Documents.

Section 6.	Representations of the Purchasers.

Section 6.1.  Purchase for Investment.  (a) Each Purchaser severally represents that it is purchasing the Series 2012-A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Series 2012-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2012-A Notes.

(b)   Each Purchaser understands and agrees that it will not transfer the Notes or any part or portion thereof held by it, to any person who is a Competitor.

Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2012-A Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent ten percent (10%) or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)      the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Company.

Section 7.1.    Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)     Quarterly Statements — promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

(i)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such period, and

(ii)    consolidated statements of income, changes in cash flows of the Parent Guarantor and its Subsidiaries, for such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the Company shall be deemed to have made such delivery of such financial statements if it shall have timely made such financial statements available on its home page on the worldwide web (at the date of this Agreement located at:  http//www.capps.com) and shall have given each Purchaser prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)     Annual Statements — promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of

(i)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii)    consolidated statements of income, changes in  cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state, without qualification and without an expression of uncertainty as to the ability of the Parent Guarantor and its Subsidiaries to continue as going concerns, that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided, that the Company shall be deemed to have made such delivery of such financial statements if it shall have timely made Electronic Delivery thereof;

(c)     Consolidating Statements — simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) above, consolidating financial statements of the type referred to in paragraphs (a) and (b) above for the Parent Guarantor and its Subsidiaries on an aggregated basis (i.e., consolidating with respect to the group of Subsidiaries), all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent Guarantor that the information contained in such consolidating financial statements fairly presents the financial position of each of the relevant Person(s) on the date thereof (subject, in the case of those financial statements referred to in subsection (a), to year-end adjustments);

(d)     SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(e)     Notice of Default or Event of Default — promptly and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)     Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)   any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)   receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(g)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h)     Notices with respect to Collateral — immediately upon becoming aware thereof, notify each of the holders of the Notes in writing of any setoff, claims (including, with respect to environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent’s or Security Agent’s, as the case may be, rights with respect to the Collateral, are subject and which could have a Material Adverse Effect;

(i)      Ratings Letter —  each year, within 30 days of the anniversary of the date of this Agreement, a copy of the ratings letter for the Notes (updated to such date) obtained by the Company from S&P or other credit rating agency of recognized national standing selected by the Company and acceptable to the Required Holders, which letter shall be provided to each holder in a publicly available format without conditions on the recipient;

(j)      Supplements —  promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof;

(k)     Borrowing Base Report — simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) above, a Borrowing Base Report setting forth the Borrowing Base as of the end of the immediately preceding calendar quarter;

(l)      Company Statements — simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) above, consolidated financial statements of the type referred to in paragraphs (a) and (b) above for the Company and its subsidiaries on an aggregated basis, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company with the information contained in such consolidated financial statements fairly presents the financial position of the Company and its subsidiaries on the date thereof (subject, in the case of those financial statements referred to in paragraph (a), to year end adjustments); and

(m)   Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Parent Guarantor and the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Parent Guarantor explaining the Parent Guarantor’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2.   Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes) setting forth:

(a)     Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Parent Guarantor was in compliance with the requirements of Section 10.1 through Section 10.4, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Guarantor shall have taken or proposes to take with respect thereto.

Section 7.3.    Visitation.  The Parent Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Parent Guarantor, to discuss the affairs, finances and accounts of the Parent Guarantor and its Restricted Subsidiaries with the Parent Guarantor’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the expense of the Parent Guarantor to visit and inspect any of the offices or properties of the Parent Guarantor or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Parent Guarantor and its Restricted Subsidiaries), all at such times and as often as may be requested; and

(c)     Collateral Reports — no more frequently than once during each calendar year, or more frequently as determined by the Required Holders if a Default or Event of Default shall have occurred and be continuing, upon the request of the Required Holders, the Parent Guarantor and the Company will obtain and deliver to the holders of the Notes, or, if the Required Holders so elect, will cooperate with the holders of the Notes in the holders’ obtaining, a report of an independent collateral auditor satisfactory to the Required Holders with respect to the Equipment and/or the other components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Equipment (including verification as to the value, location and respective types).  Collateral value reports shall be conducted and made at the expense of the Company not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such collateral value reports shall be at the expense of the Company); and

(d)     Access to Container Management System — no more frequently than once during each calendar year, or more frequently as determined by the Required Holders if a Default or Event of Default has occurred and is continuing with respect to the Container Management System, the Company shall allow the Security Agent, its nominee or representative, access to the Container Management System relating to Eligible Equipment and will reasonably co-operate with the Security Agent, its nominee or their representatives upon reasonable prior notice to provide any information from the Container Management System reasonably required to obtain a fair picture of the condition, status and location of the Eligible Equipment;

Section 7.4      Limitation on Disclosure Obligation.  (a) The Parent Guarantor shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(l) or 7.3:

(i)      information that the Parent Guarantor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 22, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(ii)     information that, notwithstanding the confidentiality requirements of Section 22, the Parent Guarantor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Parent Guarantor and not entered into in contemplation of this clause (ii), provided that the Parent Guarantor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Parent Guarantor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Parent Guarantor will provide such holder with a written opinion of counsel (which may be addressed to the Parent Guarantor) relied upon as to any requested information that the Parent Guarantor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

(b)    Under no circumstances shall the Parent Guarantor or any Subsidiary be required to disclose any information whatsoever under the terms of this Agreement to any Person that is a Competitor.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.    Required Prepayments.  (a) The Company shall prepay at par and without payment of the Make-Whole Amount or any premium, and there shall become due and payable on the principal indebtedness evidenced by the Series 2012-A Notes in the amounts and on the dates set forth in Schedule 8 hereto.

(b)    Upon any partial prepayment of the Series 2012-A Notes pursuant to Section 8.2, Section 8.3 or Section 8.8, the principal amount of each required prepayment of the Series 2012-A Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 2012-A Notes is reduced as a result of such prepayment or purchase.

Section 8.2.  Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, an amount not less than ten percent (10%) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at one hundred percent (100%) of the aggregate principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall also be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.  Prepayment for Tax Reasons.  If at any time as a result of a Change in Tax Law (as defined below) the Parent Guarantor or the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to five percent (5%) or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Parent Guarantor or the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at one hundred percent (100%) of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”).  Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note.  The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment.  For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Parent Guarantor, the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3:  “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Barbados after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements.  No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 8.4.  Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  All partial prepayments made pursuant to Section 8.3 or Section 8.8 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.  All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.5.  Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.  Purchase of Notes.  Neither the Parent Guarantor nor the Company will, nor will it permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes or any part or portion except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase all or any portion of the outstanding Notes made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.  Make-Whole Amount and Modified Make-Whole Amount for the Notes.  The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3, means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount, means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.    Change in Control.

(a)    Notice of Change in Control. The Company will, within fifteen (15) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes.  Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b)   Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”).  Such date shall be not less than 20 Business Days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c)   Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.

(d)   Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium.

(e)   Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:  (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f)    Effect on Required Payments.  The amount of each payment of the principal of the Notes made pursuant to this Section 8.8 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 (or pursuant to any Supplement) by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(g)   Certain Definitions. “Change of Control” means an event or series of events by which:

(a)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)     any Person or two or more Persons acting in concert, other than one or more of the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor, or control over the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities;

(d)     any event or series of events by which the Parent Guarantor shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of the Company.

(h)   All calculations contemplated in this Section 8.8 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

Section 9.	Affirmative Covenants.

The Parent Guarantor and the Company each jointly and severally covenant that so long as any of the Notes are outstanding:

Section 9.1.  Compliance with Laws.  Without limiting Section 10.9, each of the Parent Guarantor and the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.  Insurance.  Each of the Parent Guarantor and the Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and in accordance with the Security Documents.

Section 9.3.  Maintenance of Properties.  The Parent Guarantor and the Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Parent Guarantor or the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.  Payment of Taxes and Claims.  Each of the Parent Guarantor and the Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor, the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Parent Guarantor, the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor, the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor, the Company or such Subsidiary or (ii) the non-filing or nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.  Corporate Existence, Etc.  Subject to Section 10.7, each of the Parent Guarantor and the Company will at all times preserve and keep in full force and effect their respective corporate existences.  Each of the Parent Guarantor and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Parent Guarantor, the Company or another Restricted Subsidiary) and all rights and franchises of the Parent Guarantor, the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Parent Guarantor or the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 9.6.  Books and Records.  Each of the Parent Guarantor and the Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent Guarantor or the Company or such Restricted Subsidiary, as the case may be.

Section 9.7.  Priority of Obligations.  (a) The Company will ensure that its payment obligations under this Agreement and the Notes will at all times remain secured obligations of the Company ranking at least pari passu, without preference or priority, with all unsecured Indebtedness of the Company.  The Parent Guarantor will ensure that its payment obligations under this Agreement will at all times remain secured obligations of the Parent Guarantor ranking at least pari passu, without preference or priority, with all unsecured Indebtedness of the Parent Guarantor.  Each of the Parent Guarantor and the Company hereby covenants and agrees to maintain a perfected first priority security interest in Eligible Equipment pursuant to the Security Agreement for the benefit of the Security Agent.

Section 9.8.  Designation of Subsidiaries.  (a)  Subject to clauses (b) and (c) below, the Parent Guarantor may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:  (i) the Parent Guarantor shall have given not less than 10 days’ prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination, (ii) at the time of such designation or redesignation and immediately after giving effect thereto no Default or Event of Default would exist, (iii) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary, and (iv) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary; provided, further, that notwithstanding the foregoing, the Company shall at all times remain a Restricted Subsidiary of the Parent Guarantor.

(b)  The Parent Guarantor will ensure that, at all times, (i) the aggregate consolidated total assets of the Parent Guarantor and the then existing Restricted Subsidiaries shall constitute not less than 85% of aggregate consolidated total assets of the Parent Guarantor and all of its Subsidiaries and (ii) Consolidated Net Income shall contribute not less than 85% of the consolidated net income (or deficit) of the Parent Guarantor and all of its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

(c)   If at any time, (i) the aggregate consolidated total assets of the Parent Guarantor and the then existing Restricted Subsidiaries shall constitute less than 85% of aggregate consolidated total assets of the Parent Guarantor and all of its Subsidiaries or (ii) Consolidated Net Income shall contribute less than 85% of the consolidated net income (or deficit) of the Parent Guarantor and all of its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business, the Parent Guarantor shall promptly designate, by written notice to the holders of the Notes, such other Subsidiaries of the Parent Guarantor to be deemed Restricted Subsidiaries hereunder so that such thresholds are satisfied.

Section 9.9.  Security of the Company.  (a) The Company hereby covenants that the Obligations are and shall continue to be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral specified in the Security Documents, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Company is a party.

(b)  The Company will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Security Agent from time to time such schedules, confirmations, assignments, financing statements, certificates, reports and other instruments and take such further steps relating to the Collateral covered by any of the Security Documents (as may be required by the Security Documents, by law or reasonably requested by the Security Agent) in order to maintain the priority and perfection of the Security Agent’s security interest in the Collateral.

Section 9.10. UNIDROIT Convention.  The Company will, and will cause each of its Restricted Subsidiaries to, comply with the terms and provisions of the UNIDROIT Convention on International Interests in Mobile Goods or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted.

Section 9.11.  Maintenance of Eligible Equipment.  The Company will:

(a)     keep, or cause to be kept, the Eligible Equipment in good repair and working order in a manner consistent with past practices, and make, or cause to be made, all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, and in order to maintain the Eligible Equipment in accordance with manufacturer’s instructions and in as good an operating condition as when originally delivered, reasonable wear and tear and causes beyond the Company’s control excepted;

(b)    at all times use the Eligible Equipment, and require the related Lessee to use the Eligible Equipment, in accordance with good operating practices and shall at all times comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer which include, but are not limited to, the latest applicable regulations and recommendations of the International Organization for Standardization (ISO) as well as any applicable local regulations;

(c)     not knowingly use (or knowingly permit the Lessees to use) any Eligible Equipment for storage of transportation of contraband in violation of applicable United States law; and

(d)     with respect to Eligible Equipment, consisting of intermodal maritime containers, comply (or cause the lessees of such Equipment to comply) with the International Convention for Safe Containers (CSC) in all respects including, without limitation, plating, maintenance, examination, re-examination and marking with re-examination dates of such Eligible Equipment, such examination, or re-examination, shall be performed in accordance with the rules and regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation.

Section 9.12.   Container Management System.  With respect to the Container Management System, the Company shall at all times comply with the provisions of Section 4.8 of the Security Agreement.

Section 9.13.   Manager Collection Accounts; Collection Account.  Each of the Parent Guarantor and the Company will comply with its obligations set forth in the Intercreditor Agreement with respect to the Manager Collection Accounts (as such term is defined in the Intercreditor Agreement).  At the request of the Required Holders following the occurrence of an Event of Default, the Parent Guarantor and the Company will establish a bank account with the Collateral Agent, Security Agent or other institution satisfactory to the Required Holders to receive all amounts related to the Collateral that have been allocated to this Agreement in accordance with the terms of the Intercreditor Agreement.

Section 9.14.   Collateral Security of Foreign Subsidiaries.  In the event that any proceeds of Collateral are paid or otherwise deposited into an account (whether deposit, investment or other similar account) of a Foreign Subsidiary, then the Company shall cause each relevant Foreign Subsidiary to execute and deliver to the Collateral Agent, Security Agent and each of the holders of the Notes any applicable Security Documents for the purpose of securing the Obligations of the Company, in form, substance and governed by applicable law satisfactory to the Required Holders, in order to provide a first priority perfected security interest in the Collateral of such Foreign Subsidiary to the Collateral Agent on behalf of the holders.  Further, the Company and each such Foreign Subsidiary shall execute and deliver to the Collateral Agent, Security Agent and each holder of the Notes such other documentation as the Collateral Agent or Security Agent may reasonably request in furtherance of the intent of this Section 9.14, including, without limitation, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Company and the Parent Guarantor as a condition precedent to the issuance of Notes hereunder pursuant to Section 4 hereof and, to the extent collateral security is granted pursuant to this Section 9.14, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with Section 9.9.

Section 9.15.   Intellectual Property; Operations Support Systems.  The Company and the Parent Guarantor shall at all times own or otherwise have rights to use all IP Rights that are reasonably necessary for the operation of their respective businesses and the management and administration of all of the Collateral, without conflict with the rights of any other Person.  The Company and the Parent Guarantor shall at all times own and/or have rights to use and maintain in good operating condition information systems and operational support systems that are reasonably necessary for the operation of its respective businesses and the management and administration of all of the Collateral.

Section 9.16.   Addition or Substitution of Collateral.  The Parent Guarantor or the Company may from time to time add new Eligible Equipment to the Borrowing Base (x) in order to remedy any deficiency in the Borrowing Base  or (y) in substitution for any item of Eligible Equipment; provided that at the time of each such addition, substitution or removal:

(a)     no Event of Default hereunder exists or will exist giving effect thereto; and

(b)     if a replacement or substitution, such item(s) of Equipment is Eligible Equipment and is of the same or functionally similar type as the Equipment being replaced (e.g., dry cargo containers substituted for dry cargo containers and refrigerated containers substituted for refrigerated containers) and which are not otherwise selected by the Parent Guarantor or the Company using any adverse selection criteria (e.g., generally substituting off-lease Equipment for removed Equipment which is then on-lease), and having an aggregate Net Book Value not less than the aggregate Net Book Value of the Equipment being replaced or removed;.

The additional or replacement item(s) of equipment shall become Equipment subject to this Agreement and the Security Agreement and the security interest granted to the Security Agent pursuant to the Security Documents and shall be Eligible Equipment upon satisfying all necessary requirements therefor.  Each of the Parent Guarantor and the Company shall take all actions that the Security Agent reasonably determines are necessary or advisable to protect and perfect the Security Agent’s security interest in the additional or replacement item(s) of Equipment.  Upon the Security Agent’s obtaining a perfected security interest in the replacement item(s) of Equipment, the Security Agent shall release its security interest in each Item of Equipment being replaced.

Section 10.	Negative Covenants.

The Parent Guarantor and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

Section 10.1. Total Leverage Ratio. The Parent Guarantor will not permit, at any time, the ratio of (a) Consolidated Funded Debt and (b) Consolidated Tangible Net Worth to be greater than 3.75:1.00.

Section 10.2. Fixed Charge Coverage Ratio. The Parent Guarantor will not permit, the ratio of (a) Consolidated Income Available for Fixed Charges and (b) Consolidated Fixed Charges, determined on the last day of each fiscal quarter for the period of six consecutive fiscal quarters then ending, to be less than 1.20:1.00.

Section 10.3. Borrowing Base Ratio.  The Parent Guarantor will not permit, at any time, (a) the sum of (i) the aggregate outstanding principal amount of the Notes plus (ii) the aggregate outstanding principal amount of all other Debt secured by the Security Agreement to exceed (b) the Borrowing Base.

Section 10.4. Restricted Payments.  The Parent Guarantor will not declare any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, the Parent Guarantor may make Distributions in an amount not to exceed the sum of (a) $25,000,000 plus (b) 50% of Consolidated Net Income for the period commencing January 1, 2012 plus (c) 75% of new common equity issued after January 1, 2012.

Section 10.5. Liens.  The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries, including, without limitation, the Company, to create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom except for:

(a)     Liens in favor of the Parent Guarantor on all or part of the assets of Restricted Subsidiaries (other than Collateral) securing Indebtedness owing by Restricted Subsidiaries to the Parent Guarantor;

(b)     Liens to secure taxes, assessments and other government charges in respect of obligations not overdue;

(c)     deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(d)     Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in respect of obligations not overdue or are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP;

(e)     encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Parent Guarantor or a Subsidiary is a party, and other minor Liens, provided that none of such Liens (i) interferes materially with the use of the property affected in the ordinary conduct of the business of the Parent Guarantor and its Subsidiaries, and (ii) individually or in the aggregate have a Material Adverse Effect;

(f)      purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the date of the Closing to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted, which security interests or mortgages cover only the real or personal property so acquired or leased and any proceeds thereof (including, without limitation, leases, Accounts Receivable, instruments and documents);

(g)     Liens in favor of the Security Agent and the Collateral Agent for the benefit of the Secured Parties securing the Obligations;

(h)     Liens on the property that are granted to secure any refinancing or renewal of Indebtedness, which refinancing or renewal is permitted hereof (subject to all the provisos contained therein); provided that (a) such Liens encumber the same property (and no additional assets or property of the Company) as secured the Indebtedness that was so refinanced or renewed and (b) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal;

(i)      interests of lessors in property leased to the Company or a Subsidiary;

(j)      Liens incurred by a Securitization Entity in connection with a securitization (it being understood that neither the Company or the Parent Guarantor is a Securitization Entity); and

(k)     other Liens on the assets of the Parent Guarantor and its Subsidiaries (other than Collateral) securing Indebtedness.

Section 10.6. Transactions with Affiliates.  The Parent Guarantor and the Company will not, and will not permit any Restricted Subsidiary to,

(a)    enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Guarantor, the Company, or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent Guarantor’s, the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms not materially less favorable to the Company, Parent Guarantor or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or

(b)    in providing management and remarketing services with respect to the Equipment included in the calculation of the Borrowing Base, discriminate against such Equipment in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all equipment and leases included in its managed fleet.

Section 10.7. Merger, Consolidation, Etc.  Neither the Parent Guarantor nor the Company will consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent Guarantor or the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or any other Permitted Jurisdiction, and, if the Parent Guarantor or the Company, as the case may be, is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of, in the case of the Parent Guarantor, this Agreement and, in the case of the Company, this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b)     immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Parent Guarantor or the Company, as the case may be, shall have the effect of releasing the Parent Guarantor or the Company, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.

Section 10.8. Line of Business.  Neither the Parent Guarantor nor the Company will, and neither the Parent Guarantor nor the Company will permit any Restricted Subsidiary to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the ownership, management, leasing, sale of equipment and operation of other related businesses.

Section 10.9. Terrorism Sanctions Regulations.  Neither the Parent Guarantor nor the Company will, and neither the Parent Guarantor nor the Company will permit any Subsidiary or Controlled Entity to, (a) become a Blocked Person or (b) have any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engage in any dealings or transactions with, any Blocked Person where such investments, dealings, or transactions would result in either (i) the Parent Guarantor or any Subsidiary or Controlled Entity being in violation of any applicable law or (ii) any holder of a Note being in violation of any laws or regulations administered or enforced by OFAC.

Section 10.10. Amendment of Intercreditor Agreement.  Neither the Parent Guarantor nor the Company will amend, modify or waive the terms of the Intercreditor Agreement except in accordance with the express terms of the Intercreditor Agreement.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)     the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)     the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)     (i) the Parent Guarantor or the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1, 10.2, 10.4 and 10.6 through 10.9 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or (ii) the Parent Guarantor or the Company defaults in the performance of or compliance with any term contained in Section 10.3 or Section 10.5 and such default is not remedied within 15 days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Parent Guarantor or the Company receiving a written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)(ii));

(d)    the Parent Guarantor or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent Guarantor or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)     any representation or warranty made in writing by or on behalf of the Parent Guarantor or the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)     (i) the Parent Guarantor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Parent Guarantor or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Parent Guarantor or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

(g)    the Parent Guarantor, the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee, liquidator, sequestrator or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)     a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent Guarantor, the Company or any Material Subsidiaries, a custodian, receiver, trustee, liquidator, sequestrator or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Guarantor, the Company or any Material Subsidiaries, or any such petition shall be filed against the Parent Guarantor, the Company or any Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)      any event occurs with respect to the Parent Guarantor, the Company or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j)      a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Parent Guarantor, the Company or any Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)     if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor, the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed $30,000,000, (iv) the Parent Guarantor, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Parent Guarantor, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor, the Company or any Subsidiary thereunder, (vii) the Parent Guarantor, the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Parent Guarantor, the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)     the Parent Guaranty provided in Section 14 shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that either such guaranty is invalid, void or unenforceable or the Parent Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Parent Guaranty; or

(m)    the Company or the Parent Guarantor shall fail to comply with any of the covenants contained in any of the Security Documents (provided, that this reference to covenants in the Security Documents shall not abridge grace periods provided therein with respect to certain Defaults also addressed in this Agreement); or

(n)     if any of the Note Documents shall be cancelled, terminated, revoked or rescinded or the Security Agent’s Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the holders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Note Documents shall be commenced by or on behalf of the Company, the Parent Guarantor or any of their respective Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Note Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(o)     there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company, the Parent Guarantor or any of their respective Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect; or

(p)     there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company, the Parent Guarantor or any of their respective Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

(q)     the Company, the Parent Guarantor or any of their respective Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Company, the Parent Guarantor or any of their respective Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Company, the Parent Guarantor or such Subsidiary included in the Borrowing Base or any assets of the Company, the Parent Guarantor or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $30,000,000; or

(r)      any law, rule or regulation shall render invalid, or preclude enforcement of, any material provision of any Security Document or impair performance of the obligations of the Parent Guarantor, the Company or any Restricted Subsidiary thereunder, in each case, for any reason other than any action taken by the Collateral Agent, the Security Agent or any holder of the Notes or the failure of the Collateral Agent, the Security Agent or any holder of the Notes to take any action within its control or the Parent Guarantor, the Company or any Restricted Subsidiary shall contest the validity or enforceability of any Security Document.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1. Acceleration.  (a) If an Event of Default with respect to the Parent Guarantor or the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)   If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Parent Guarantor or the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)   If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent Guarantor or the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Parent Guarantor and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Parent Guarantor or the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Parent Guarantor or the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Parent Guarantor or the Company under Section 17, the Parent Guarantor and the Company agree, jointly and severally, to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Tax Indemnification.

All payments whatsoever under this Agreement and the Notes will be made by the Parent Guarantor and the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (each such jurisdiction hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Parent Guarantor or the Company under this Agreement or the Notes, the Parent Guarantor or the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)     any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Parent Guarantor or the Company, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)     any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Parent Guarantor or the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Parent Guarantor or the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)     any combination of clauses (a) and (b) above;

and provided further that in no event shall the Parent Guarantor or the Company be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Parent Guarantor or the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Parent Guarantor and the Company shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent Guarantor or the Company all such forms, certificates, documents and returns provided to such holder by the Parent Guarantor or the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the jurisdiction in which such holder is resident for tax purposes and such Taxing Jurisdiction and (y) provide the Parent Guarantor or the Company with such information with respect to such holder as the Parent Guarantor or the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Parent Guarantor or the Company or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Parent Guarantor or the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Barbados pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Parent Guarantor or the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Parent Guarantor or the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Parent Guarantor or the Company pursuant to this Section 13, then, if such holder in its reasonable discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Parent Guarantor or the Company such amount as such holder shall, in its reasonable discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Parent Guarantor or the Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Parent Guarantor or the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Parent Guarantor or the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Parent Guarantor or the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Parent Guarantor or the Company would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Parent Guarantor or the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Parent Guarantor or the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Parent Guarantor or the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Parent Guarantor or the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Parent Guarantor or the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Parent Guarantor and the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

Section 14.	Parent Guaranty.

Section 14.1. Parent Guaranty.  (a) The Parent Guarantor hereby absolutely and unconditionally guaranties to the holders from time to time of the Notes:  (i) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated (including interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Parent Guarantor or the Company) and the Make-Whole Amount or Modified Make-Whole Amount (if any), when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount or Modified Make-Whole Amount (if any) or interest at the rate set forth in the Notes) and on payment of additional amounts described in Section 13 and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes), (ii) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Agreement, and (iii) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances.  The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount or Modified Make-Whole Amount (if any) as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue the Parent Guarantor directly upon such principal, interest and Make-Whole Amount or Modified Make-Whole Amount (if any) becoming so due and payable.

(b)       The Parent Guarantor hereby agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the holders from time to time of the Notes immediately on demand against any cost, loss or liability they incur as a result of any amount referred to in sub-paragraph (a) above not being paid which would, but for such unenforceability, invalidity or illegality, have been payable on the date when it would have been due.  The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 14.1 if the amount claimed had been recoverable on the basis of a guarantee.  The Parent Guarantor further indemnifies each holder from time to time of the Notes against any liability or loss arising, and any costs such holder suffers or incurs, (i) if such holder is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an insolvent person) in connection with a payment by the Parent Guarantor or the Company or (ii) if the Parent Guarantor defaults under this guarantee and indemnity.  The Parent Guarantor agrees to pay amounts due under this indemnity on demand from such holder.

Section 14.2. Obligations Absolute and Unconditional.  The obligations of the Parent Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount or Modified Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 14.1 shall have been indefeasibly paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Guarantor:

(a)     the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company may or might have to the payment of the Notes (principal, interest and Make-Whole Amount or Modified Make-Whole Amount, if any, and any additional amounts under Section 13) or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company as a legal entity;

(b)     any failure to present the Notes for payment or to demand payment thereof, or to give the Parent Guarantor or the Company notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;

(c)     the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this Agreement or of the Parent Guarantor or the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(d)     any act or failure to act with regard to the Notes or this Agreement or anything which might vary the risk of the Parent Guarantor;

(e)     any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;

(f)      the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in this Agreement of the payment, performance or observance thereof;

(g)     the failure to give notice to the Parent Guarantor or the Company of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;

(h)     the extension of the time for payment of any principal of, or interest (or Make-Whole Amount or Modified Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the extension or the renewal of any thereof;

(i)      the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement or the Notes;

(j)      any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

(k)     the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or the disaffirmance of this Agreement in any such proceeding (it being understood that the obligations of the Parent Guarantor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Parent Guarantor or the Company, all as though such payment had not been made);

(l)      any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

(m)     the invalidity or unenforceability of the Notes or this Agreement;

(n)     the invalidity or unenforceability of the obligations of the Parent Guarantor under this Agreement, the absence of any action to enforce such obligations of the Parent Guarantor, any waiver or consent by the Parent Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Guarantor with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or the Notes or any other agreement;

(o)     the default or failure of the Parent Guarantor or the Company fully to perform any of its covenants or obligations set forth in this Agreement;

(p)     the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement or any other instruments;

(q)     in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(r)      any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(s)      the failure of the Parent Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

(t)      any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor or the Company in respect of the obligations of the Parent Guarantor or the Company under this Agreement;

(u)    any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Agreement); or

(v)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount or Modified Make-Whole Amount (if any) and any additional amounts under Section 13 and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement, and then only to the extent of such payments.  Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or to any other Person or to the properties or estates of any of the foregoing.  All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Guarantor or the Company.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement, the obligations of the Parent Guarantor under this Section 14 shall remain in full force and effect and shall apply to each and every subsequent default.

Section 14.3. Subrogation.  To the extent of any payments made under this Agreement, the Parent Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Guarantor in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Parent Guarantor or the Company, whether or not such claim, remedy or right arises in equity or under contract, statue or common law, including, without limitation, the right to take or receive from the Parent Guarantor or the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Notes owned by Persons other than the Parent Guarantor or any of its Affiliates and all other sums due or payable under this Agreement have been fully paid and discharged or payment therefor has been provided.  If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full in Dollars of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.

Section 14.4. Preference.  The Parent Guarantor agrees that to the extent the Company or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Guarantor’s obligations hereunder, as if said payment had not been made.  The liability of the Parent Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

Section 14.5. Marshalling.  None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lessen the Parent Guarantor’s burden or any right to which the Parent Guarantor hereby expressly waives.  The obligations of the Parent Guarantor under this Agreement rank pari passu in right of payment with all other Indebtedness (actual or contingent) of the Parent Guarantor which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other Indebtedness.

Section 15.	Registration; Exchange; Substitution of Notes.

Section 15.1. Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof.   Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 15.2. Transfer and Exchange of Notes.  (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 20) for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than U.S. $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S. $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

(b)   Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severely agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is, to its knowledge, a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby).  The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

Section 15.3. Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 20(iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S. $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)     in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 16.	Payments on Notes.

Section 16.1. Place of Payment.  Subject to Section 16.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 16.2. Home Office Payment.  So long as any Purchaser or Additional Purchaser or such Purchaser’s nominee or such Additional Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1.  Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2.  The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

Section 17.	Expenses, Etc.

Section 17.1. Transaction Expenses.  (a) Whether or not the transactions contemplated hereby are consummated, the Parent Guarantor and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers or any Additional Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with the negotiation of this Agreement and the other Note Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or by any other Note Document, (c) the costs and expenses of UCC searches and UCC filings, (d) the costs and expenses of the Security Agent and the Collateral Agent in accordance with the Security Agreement and Intercreditor Agreement and (e) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed U.S. $3,000.  The Parent Guarantor and the Company jointly and severally agree to pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

(b)   Without limiting the foregoing, the Parent Guarantor and the Company jointly and severally agree to pay all fees of the Security Agent and the Collateral Agent in connection with the preparation, execution and delivery of the Security Agreement, the Intercreditor Agreement, the other Security Documents and the transactions contemplated thereby, including but not limited to reasonable attorneys fees; to pay to the Security Agent and the Collateral Agent from time to time reasonable compensation for all services rendered by it under the Security Agreement, the Intercreditor Agreement and the other Security Documents; to indemnify the Security Agent and the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Security Agreement, the Intercreditor Agreement and the other Security Documents, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Section 17.2. Certain Taxes.  The Parent Guarantor and the Company jointly and severally agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Barbados or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or other Note Documents, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 17, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Parent Guarantor or the Company hereunder.

Section 17.3. Survival.  The obligations of the Parent Guarantor and the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

Section 18.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any such Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of any such  Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of any such Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes.  Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 19.	Amendment and Waiver.

Section 19.1. Requirements.  (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 19, 22 or 24.9.  The Intercreditor Agreement and the Security Documents shall be amended in accordance with the terms thereof.

(b)       Supplements.  Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 19.2. Solicitation of Holders of Notes.

(a)   Solicitation.  The Parent Guarantor and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes.  The Parent Guarantor and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)   Payment. Neither the Parent Guarantor nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 19.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Parent Guarantor, the Company, any Subsidiary or any Affiliate of the Parent Guarantor or the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 19.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent Guarantor and the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Parent Guarantor, the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 19.4. Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 20.	Notices; English Language.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

(i)      if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)     if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing,

(iii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iv)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(v)     if to the Parent Guarantor, to the Parent Guarantor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes and the other Note Documents have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Barbados or any other jurisdiction in respect hereof or thereof.

Section 21.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 21 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 22.	Confidential Information.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Parent Guarantor or the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser  or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Parent Guarantor, the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser that are otherwise publicly available.  Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s or such Additional Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such Additional Purchaser’s Notes), (ii) such Purchaser’s or such Additional Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any Barbados or United States federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 22.

Section 23.	Substitution of Purchaser.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 23), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser.  In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 23), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 24.	Miscellaneous.

Section 24.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement  (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 24.3. Accounting Terms.  (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

(b)   For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Parent Guarantor to measure an item of Indebtedness using fair value (as permitted by Accounting Standard Codification Section 825-10 - Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 24.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 24.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 24.8. Jurisdiction and Process; Waiver of Jury Trial.  (a) Each of the Parent Guarantor and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to any this Agreement or the Notes.  To the fullest extent permitted by applicable law, each of the Parent Guarantor and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)   Each of the Parent Guarantor and the Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)   The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 20, to the Parent Guarantor, as its agent for the purpose of accepting service of any process in the United States.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)   Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)   The Company hereby irrevocably appoints the Parent Guarantor at 1 Market Plaza, Steuart Street Tower, Suite 900, San Francisco, California 94105, Attention: Chief Financial Officer to receive for it, and on its behalf, service of process in the United States.

(f)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 24.9. Obligation to Make Payment in Dollars.  Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you, the Parent Guarantor and the Company.

Very truly yours,

Container Applications Limited

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

CAI International, Inc.

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Chief Executive Officer

Information Relating to Purchasers

Principal Amount of
Series 2012-A Notes
Name and Address of Purchaser	to be Purchased

Payments

(1)
All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Notices

(2)	Payment notices, audit confirmations and related correspondence to:

(3)	Duplicate payment notices (only) to:

(4)	Compliance reporting information to:

(5)	Note to be issued in the nominee name of:

(6)	Tax I.D. Number:

(7)	Original Notes should be delivered to:

SCHEDULE A
(to Note Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Account Control Agreement” means an account control agreement as contemplated by the Intercreditor Agreement or an account control agreement in form and substance satisfactory to the Required Holders, by and among (i) the Company or the Parent Guarantor, as applicable, (ii) the relevant financial institution maintaining a Collection Account on behalf of the Company or the Parent Guarantor, as applicable, (iii) the Collateral Agent for the benefit of the holders of the Notes and (iv) any other parties thereto (if any).

“Accounts Receivable” means all accounts (as defined in the Uniform Commercial Code) and rights of the Company, the Parent Guarantor or any of their respective Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company, the Parent Guarantor or any of their respective Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

“Accumulated Depreciation” means with respect to any item of Eligible Equipment, as of the date of determination, an amount equal to the aggregate amount of depreciation expense recorded with respect to such item of Eligible Equipment since the date of original acquisition by the Parent Guarantor or the Company, as applicable.  The Accumulated Depreciation of Eligible Equipment for the purpose of calculating the Borrowing Base shall be according to the depreciation policy of the Parent Guarantor or the Company, as applicable, and shall comply with generally accepted accounting principles and, in any event, shall set forth all write-downs in the value of such item of Eligible Equipment.

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

SCHEDULE B
(to Note Purchase Agreement)

“Agreement” means this Note Purchase Agreement dated as of September 13, 2012 between the Company, the Parent Guarantor and each Purchaser which is a signatory hereto.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Barbados Security Documents” mean all agreements, instruments, filings, records, notices and documents (including any collateral and perfection certificates) in or with respect to Barbados executed or delivered pursuant to or in connection with the Collateral.

“BDS$” means the lawful currency of Barbados.

“Blocked Person” is defined in Section 5.16(a).

“Borrowing Base” means, at the relevant time of reference thereto, an amount determined by reference to the most recent Borrowing Base Report delivered to the holders of the Notes which is equal to the sum (without duplication) of:

(a)     82.50% of the sum of the Net Book Value of all Eligible Equipment of the Company and the Parent Guarantor that are not subject to a Direct Finance Lease; plus

(b)     85.00% of the sum of the Net Present Value of Direct Finance Lease Receivables of the Company and the Parent Guarantor (other than Direct Finance Lease Receivables arising from Eligible Equipment which are included in clause (a) of this definition).

In no event shall a specific Item of Equipment or related lease be simultaneously included in both clauses (a) and (b).

“Borrowing Base Report” means a Borrowing Base Report signed by the chief financial officer of the Company and in substantially the form of Exhibit 7 hereto.

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, San Francisco, California or St. Michael, Barbados, West Indies are required or authorized to be closed.

“Capitalized Leases” means leases of Equipment under which the Parent Guarantor or any of its Restricted Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” is defined in Section 8.8.

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 3.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all of the property, rights and interests of the Parent Guarantor and the Company that are or are intended to be subject to the Liens created by the Security Documents.  For the avoidance of doubt, Collateral shall include, without limitation, all Eligible Equipment and all products and proceeds of the foregoing.

“Collateral Agent” means Union Bank N.A. or any successor collateral agent under the Intercreditor Agreement.

“Collection Account” means: (i) the collection account established pursuant to the Intercreditor Agreement; or (ii) after a shifting control notice is provided pursuant to the Intercreditor Agreement, any bank account (including any deposit account or securities account) which is (i) established with the Collateral Agent as the depositary bank or (ii) subject to an account control agreement (or such other agreement(s) required under applicable law required) in favor of the Collateral Agent for the benefit of the holders of the Notes and, in each case, which the Collateral Agent has a first priority perfected security interest in and Lien upon such bank accounts (to the extent pertaining to the Collateral) and the Collateral held therein, subject to the Intercreditor Agreement.

“Company” means Container Applications Limited, a company organized under the laws of Barbados, or any successor that becomes such in the manner prescribed in Section 10.7.

“Competing Business” means the business of the ownership, management, leasing, sale of intermodal transportation equipment and operation of other related businesses.

“Competitor” means at any particular time any Person which at such time is engaged in a Competing Business; provided in any event that:

(a)     the provision of investment advisory services by a Person to a Plan which is owned or Controlled by a Person which would otherwise be a Competitor shall not, in and of itself, cause the Person providing such services to be deemed to be a Competitor;

(b)    in no event shall an Institutional Investor be deemed to be a Competitor if such Institutional Investor is a pension plan sponsored by a Person which would otherwise be deemed to be a Competitor but which pension plan is a regular investor in privately placed Securities, and such pension plan has established procedures which will prevent confidential information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor; and

(c)     an Institutional Investor that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or Control as a portfolio investment of the equity Securities of any Person which is a Competitor, shall not be deemed to be a Competitor if such Institutional Investor has established procedures which will prevent confidential information supplied to such Institutional Investor by the Company from being transmitted or otherwise made available to such Person.

“Confidential Information” is defined in Section 22.

“Consolidated Fixed Charges” means for any period on a consolidated basis the sum of all: (a) interest expense for borrowed money, (b) imputed interest expense on Capitalized Leases, (c) operating Rental Obligations other than those related to Equipment (net of sublease rental income) and (d) operating rental expense on operating leases of Equipment, of the Parent Guarantor and its Restricted Subsidiaries.

“Consolidated Funded Debt” means, at any time of determination, with respect to the Parent Guarantor and its Restricted Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Parent Guarantor and its Restricted Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries.

“Consolidated Income Available for Fixed Charges” means for any period of determination, the sum, without duplication, of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, all provisions for any federal, state or other income taxes made by the Parent Guarantor and its Restricted Subsidiaries during such period, plus (c) cash distributions received by the Parent Guarantor from Unrestricted Subsidiaries during such period, plus (d) to the extent deducted in determining Consolidated Net Income, all Consolidated Fixed Charges during such period.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of the Parent Guarantor and its Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis, Shareholders’ Equity of the Parent Guarantor and its Restricted Subsidiaries on such date minus the Intangible Assets of the Parent Guarantor and its Restricted Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

“Container Management System” means the Parent Guarantor’s “Deluxe” tracking and billing system, and any upgrade of, successor to, or replacement for, such system.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Direct Finance Lease” means a lease of equipment pursuant to which any Person leases equipment  to a lessee and (a) the terms of such lease provide that title to such equipment will pass to such lessee at the end of the lease term automatically or at the option of the lessee for no additional consideration or for consideration so nominal that the lessee would be economically compelled to exercise such option and (b) the interest component of the proceeds of such lease are booked on such Person’s financial statements as “Income from Direct Finance Leases” in accordance with GAAP.

“Direct Finance Lease Rate” means with respect to any Direct Finance Lease, the interest rate applicable to such Direct Finance Lease.

“Direct Finance Lease Receivables” means all accounts and rights of the Company or the Parent Guarantor to payment in respect of Direct Finance Leases that are not in default and all sums of money or other proceeds due to the Company or the Parent Guarantor pursuant to such Direct Finance Leases, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on the Company’s or the Parent Guarantor’s books of account in accordance with generally accepted accounting principles; provided that (i) the Collateral Agent or Security Agent shall hold a valid and perfected first priority security interest under applicable law in all Direct Finance Lease Receivables (including all products and proceeds thereof) included in the Borrowing Base and (ii) if any account debtor in respect of Direct Finance Lease Receivables is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect thereof, the Company or Parent Guarantor shall inform the Collateral Agent or Security Agent and take such other actions as may be required by the Collateral Agent or Security Agent to ensure its valid and perfected first priority security interest in such Direct Finance Lease Receivables prior to including the same in the Borrowing Base.

“Distribution” means with respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividends payable solely in shares of common stock of such Person; (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of such Person or any of its Restricted Subsidiaries, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (c) the return of capital by such Person or any of its Restricted Subsidiaries to its shareholders as such; or (d) any other distribution on or in respect of any shares of any class of Capital Stock of such Person or any of its Restricted Subsidiaries.

“Dollars” or “$” or “U.S. $”means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Electronic Delivery” shall have the meaning set forth in Section 7.1(a).

“Eligible Equipment” means each Item of Equipment owned by the Parent Guarantor or the Company, as applicable, which (a) is subject to a first priority fully perfected security interest in favor of the Security Agent for the benefit of the Secured Parties in Barbados and in all jurisdictions within the United States of America where filing financing statements in accordance with the Uniform Commercial Code is necessary to perfect the Security Agent’s security interest in such Equipment, (b) is subject to no other Liens except Permitted Liens that are permitted pursuant to Section 10.5(d), (c) is in a serviceable condition in the normal course of business, (d) has not suffered an Event of Loss, (e) is not the subject of a finance or trade credit arrangement between the Parent Guarantor or the Company, as applicable, as obligor and a third party obligee but is owned by the Parent Guarantor or the Company, as applicable, outright, (f) is not then subject to a Direct Finance Lease (provided, however, that an item of Equipment that has been recovered from the lessee under a defaulted Direct Finance Lease shall qualify as Eligible Equipment so long as such item of Equipment satisfies clauses (a), (b), (c), (d) and (e) of this definition of Eligible Equipment).

“Environmental Laws” means any and all Barbados and United States Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Equipment” means all equipment owned by the Parent Guarantor and the Company and employed by the Parent Guarantor and the Company in the conduct of their business of leasing intermodal marine transportation equipment to third parties, including, without limitation, any marine and intermodal cargo containers, refrigerated and dry van containers, tank, roll trailers open top and flat rack containers and refrigeration units and generator sets associated therewith.

“Equity Investors” means Mr. Hiromitsu Ogawa, members of his immediate family and trusts established for the benefit of Mr. Hiromitsu Ogawa and members of his immediate family, and senior executives of any of the Parent Guarantor or the Company.

“Event of Default” is defined in Section 11.

“Event of Loss” means with respect to any item of Equipment, the occurrence of any of the following events:

(a)     total loss or destruction thereof;

(b)     theft or disappearance thereof without recovery (including any failure to recover an item of Equipment that is or was subject to a defaulted lease or defaulted Direct Finance Lease that continues after exhaustion of legal process) within sixty (60) days after such theft or disappearance becomes known to the Parent Guarantor or the Company;

(c)     damage rendering such item of Equipment unfit for normal use and, in the judgment of the Parent Guarantor or the Company, beyond repair at reasonable cost; or

(d)     any condemnation, seizure, forced sale or other taking of title to or use of any such Item of Equipment.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, provided that if lease accounting rules change from the rules in effect on the date of the Closing, GAAP (for purposes of the Notes) shall be based on the lease accounting rules in effect on the date of the Closing.

“Governmental Authority” means

(a)     the government of

(i)     Barbados or any other political subdivision thereof, or

(ii)    the United States of America or any State or other political subdivision of either thereof, or

(iii)   any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)     to purchase such indebtedness or obligation or any property constituting security therefor;

(b)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)     otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated under any Environmental Law, that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Indebtedness” means as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)     every obligation of such Person for money borrowed,

(b)     every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)     every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)     every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)     every obligation of such Person under any Capitalized Lease,

(f)      every obligation of such Person under any Synthetic Lease,

(g)     all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)     every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)      every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”), including the obligation of such Person under a Swap Contract or an Interest Rate Hedge Agreement,

(j)      every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)     every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)      all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company, the Parent Guarantor or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreement” means that certain Intercreditor Collateral Agreement dated as of December 20, 2010 and amended and restated on November 15, 2011, among the Collateral Agent, the Company, the Parent Guarantor, and the investors and lenders thereto (as amended, modified, restated or supplemented from time to time).

“Interest Rate Protection Agreements” means any agreement providing for an interest rate swap, cap, collar, or other interest rate hedging mechanism with respect to interest payable on Indebtedness.

“IP Rights” mean collectively, all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

 “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning (i) set forth in Section 8.7 with respect to any Series 2012-A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company, individually, or the Parent Guarantor and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, (c) the ability of the Parent Guarantor to perform its obligations under the Parent Guaranty or this Agreement (including any Supplement) or (d) the validity or enforceability of this Agreement (including any Supplement) or the Notes or any of the other Note Documents, any impairment of the rights, remedies or benefits available to the Collateral Agent, the Security Agent or any holder of the Notes under any Note Document or any impairment of the attachment, perfection or priority of any Lien of the Collateral Agent or the Security Agent, as the case may be, under the Security Documents.

“Material Subsidiary” means a Subsidiary of the Parent Guarantor which (x) owns assets in excess of 2.50% of the book value of the total assets of the Parent Guarantor and its Subsidiaries or (y) has revenues in excess of 2.50% of the total revenues of the Parent Guarantor and its Subsidiaries.

“Memorandum” is defined in Section 5.3.

“Modified Make-Whole Amount” is defined in Section 8.7.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Book Value” means with respect to a item of Eligible Equipment, as of the date of determination, an amount equal to the Original Cost of such item of Eligible Equipment less the Accumulated Depreciation of such item of Eligible Equipment as of  the last day of the month immediately preceding such date of determination.

“Net Present Value” means at the relevant time of reference thereto, and as the context may require, the discounted present value of Direct Finance Lease Receivables, discounted at the Direct Finance Lease Rate per annum of the remaining term of the applicable Direct Finance Lease.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means this Agreement, any Supplement, the Notes, and the Security Documents and each certificate, agreement or document executed by the Parent Guarantor or the Company and delivered to the Collateral Agent, the Security Agent or holders of the Notes in connection with or pursuant to the foregoing.

“Notes” is defined in Section 1.

“Obligations” means all indebtedness, obligations and liabilities of each of the Parent Guarantor and the Company and its respective Subsidiaries to any of the holders of the Notes, other creditors which become party to the Security Agreement, the Security Agent and the Collateral Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Note Documents.

“OFAC” means the Office of Foreign Assets Control, U.S. Department of Treasury.

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Parent Guarantor or the Company whose responsibilities extend to the subject matter of such certificate.

“Original Cost” means with respect to any item of Eligible Equipment, the basic purchase price therefor expressed in Dollars as invoiced by the supplier of any unit of equipment (such price being the firm works unit price thereof as set out in the relevant purchase order) plus any related shipping and positioning charges as invoiced, as determined in accordance with GAAP and the Company’s or the Parent Guarantor’s, as applicable, policies and past practice.

“Parent Guarantor” means CAI International, Inc., a corporation organized under the laws of Delaware, or any successor thereto.

“Parent Guaranty” is defined in Section 2.3.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Perfection Certificate” means the Perfection Certificate as defined in the Security Agreement.

“Permitted Jurisdiction” means (a) the United States of America, (b) Barbados, (c) the United Kingdom, (d) Canada, and (e) any other country that on April 30, 2004 was a member of the European Union (other than Portugal, Italy, Ireland, Greece and Spain).

“Permitted Liens” means  Liens permitted by Section 10.5.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by either of the Parent Guarantor and the Company or any of its respective Subsidiaries.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rental Obligations” means all present or future obligations of the Parent Guarantor or any of its Restricted Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Parent Guarantor or such Restricted Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Equipment having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of the Parent Guarantor or its Restricted Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by the Parent Guarantor or its Restricted Subsidiaries from a sublessee of equipment under such transaction (“net sublease rentals”), so that if there are no net sublease rental amounts received by the Parent Guarantor or its Restricted Subsidiaries from a sublessee then Guarantor or its Restricted Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of the Parent Guarantor or any of its Restricted Subsidiaries shall not be deemed a Rental Obligation hereunder.  For purposes of this Agreement, the aggregate amount of Rental Obligations of the Parent Guarantor and its Restricted Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

“Required Holders” means, at any time, the holders of more than fifty percent (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent Guarantor or the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means in relation to the Parent Guarantor and its Restricted Subsidiaries, any (a) Distribution or (b) payment or prepayment by the Parent Guarantor or its Restricted Subsidiaries to (i) the Parent Guarantor’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to the Company, or (ii) any Affiliate of the Company or any Subsidiary or any Affiliate of the Company’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to the Parent Guarantor or to the Company.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary of such Person.

“Revolving Credit Agreement” means the primary revolving credit facility of the Company as it may exist from time to time, which as of the date of Closing, as evidenced by that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007, among the Company, the Parent Guarantor, the Lenders (as defined therein), Bank of America, N.A., as administrative agent, and Union Bank, N.A., as documentation agent, as the same may be replaced, refinanced, amended, supplemented or otherwise modified from time to time, including as amended to date by (i) that certain Amendment No. 1, dated as of February 26, 2008, (ii) that certain Amendment No. 2 and Consent, dated as of August 20, 2010, (iii) that certain Amendment No. 3, dated as of June 27, 2011, and (iv) that certain Amendment No. 4 dated as of April 10, 2012.

“Secured Parties” means collectively, the Collateral Agent, the Security Agent, the Purchasers, any other holders from time to time of the Notes, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Entity” means a special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is formed by, and will remain a Subsidiary of the Parent Guarantor, for the sole and exclusive purpose of purchasing or financing assets of the Parent Guarantor or any of its Restricted Subsidiaries.

“Security Agent” means Union Bank, N.A. or any successor security agent under the Security Agreement.

“Security Agreement” means the Master Security and Sharing Agreement, dated or to be dated as of the Closing Date, among the Parent Guarantor, the Company, the Security Agent and the Purchasers and in form and substance satisfactory to the Purchasers and the Security Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Security Documents” mean the Security Agreement and any supplemental agreement thereto, the Intercreditor Agreement and any supplemental agreement thereto, the Use and Access Agreement, the Barbados Security Documents, all Account Control Agreements and all other agreements, instruments, filings, records, registrations and documents, including without limitation, Uniform Commercial Code financing statements (or the equivalent thereof in any applicable foreign jurisdiction) and the Perfection Certificates, (a) required to be executed or delivered pursuant to any Note Document or (b) that creates or purports to create a Lien in favor of the Security Agent or the Collateral Agent, as the case may be, for the benefit of the holders of the Notes.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Guarantor.

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series 2012-A Notes” is defined in Section 1.

“Shareholders’ Equity” means as of any date of determination, consolidated shareholders’ equity of the Parent Guarantor and its Restricted Subsidiaries as of that date determined in accordance with GAAP.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Supplement” is defined in Section 2.2.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease” means Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Taxing Jurisdiction” is defined in Section 13.

“Term Loan Agreement” means either of (i) that certain Term Loan Agreement made as of April 11, 2012, by and among the Company, the Parent Guarantor, the lending institutions from time to time listed on Schedule 1 thereto, SunTrust Bank, as administrative agent, and SunTrust Robinson Humphrey, Inc., as Sole Lead Arranger and Bookrunner, as the same may be replaced, refinanced, amended, supplemented or otherwise modified from time to time, or (ii) that certain Term Loan Agreement made as of December 20, 2010, by and among the Company, the Parent Guarantor, the lending institutions from time to time listed on Schedule 1 thereto, ING Bank N.V., as administrative agent, and ING Bank N.V., as Mandated Lead Arranger and Physical Bookrunner, as the same may be replaced, refinanced, amended, supplemented or otherwise modified from time to time.

“Unrestricted Subsidiary” means with respect to any Person, any Subsidiary of such Person that, subject to Section 9.8,  such Person designates as an “Unrestricted Subsidiary” by written notice to the holders of the Notes.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Use and Access Agreement” means the Use and Access Agreement, dated or to be dated as of the date of the Closing, between the Parent Guarantor, the Company, the Collateral Agent and the Security Agent, and in form and substance satisfactory to the Purchasers, the Collateral Agent and the Security Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Disclosure Materials

Information posted on IntraLinks® including:

1.	Information regarding Collateral Pool
2.	Investor Questions and Answers
3.	Offering Letter
4.	S&P Ratings Report dated June 13, 2012
5.	Investor Presentation

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries  of the Company and Ownership of Subsidiary Stock

NAME	JURISDICTION	PERCENTAGE OF STOCK OWNED	TYPE
CAI Consent Sweden AB	Sweden	100%	Unrestricted
CAI Deutschland GmbH	Germany	100%	Unrestricted
CAI International GmbH	Germany	100%	Unrestricted
CAI Luxembourg S.à r.l.	Luxembourg	100%	Unrestricted
CAI Rail Inc.	Delaware (USA)	100%	Unrestricted
CAIJ, Inc.	Japan	80%	Unrestricted
CAL Funding I Limited	Bermuda	100%	Unrestricted
Container Applications (Malaysia) SDN BHD	Malaysia	100%	Unrestricted
Container Applications (Singapore) Pte. Ltd.	Singapore	100%	Unrestricted
Container Applications International (U.K.) Limited	England and Wales	100%	Unrestricted
Container Applications International, Ltd.	Japan	100%	Unrestricted
Container Applications Limited	Barbados	100%	Unrestricted
SKY Container Trading Limited	England and Wales	100%	Unrestricted
SKY Container Trading, Inc.	California (USA)	100%	Unrestricted

Schedule 5.4
(to Note Purchase Agreement)

The Company’s Directors and Senior Officers

DIRECTORS	Carolyn Attong Kerry Ann Cato Daniel J. Hallahan Victor Garcia
SENIOR OFFICERS	CEO – Carolyn Attong COO – Victor Garcia CFO – Timothy B. Page Secretary – Nadine Teixeira

5.4-2

Financial Statements

1.	CAI International, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

2.	CAI International, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

3.	CAI International, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

4.	CAI International, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

5.	CAI International, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

6.	CAI International, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness

1.
The amounts payable to the Existing Lenders under Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010, and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith:

Principal amount as of March 31, 2012:  $275,000,000.00

2.
The following amounts payable to the Existing Lenders under certain letters of credit issued under the Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010 and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith:

Reference:  Letter of Credit issued by Bank of America
Balance payable as of March 31, 2012:  $83,591.00

3.	The amounts payable to the Development Bank of Japan, Inc. under the $10.0 million five-year Loan Agreement dated August 20, 2009:

Principal amount as of March 31, 2012:  $7,600,000.00

4.	The amounts payable by CAI Consent Sweden AB are as follows:

Lender	Contract	Amount as of 7/31/2012
Sweden
SG Finans	7100157	€18,618	GJEN 10
SG Finans	7100162	€26,807	GJEN 11
SG Finans	7100188	€212,517	GJEN 12
SG Finans	7100194	€116,062	GJEN 13
SG Finans	7100198	€136,029	GJEN 14
SG Finans	7100201	€146,795	GJEN 15

SCHEDULE 5.15
(to Note Purchase Agreement)

Lender	Contract	Amount as of 7/31/2012

SG Finans	7100208	€362,164	GJEN 16
SG Finans	7100394	€451,181	GJEN 19
SG Finans	7100423	€449,711	GJEN 20
SG Finans	7100464	€491,652	GJEN 21
SG Finans	7100453	€524,094	GJEN 22
Nordea	2397750527-1140	€60,921	NOBF 14
Nordea	2397750527-115	€71,970	NOBF 15
Handelsbanken	10585038	€220,005	SHB 17
Handelsbanken	10585039	€230,189	SHB 18
		€3,518,715
SG Finans	7100210	€263,493	1.2272	$323,359
SG Finans	7100129	€291,555	1.2272	$357,796
Handelsbanken	10585040	€158,537	1.2272	$194,556
Handelsbanken	11585041	€202,370	1.2272	$248,349
Handelsbanken	10585042	€312,106	1.2272	$383,016
Handelsbanken	10585043	€307,681	1.2272	$377,586
		€1,535,742		$1,884,662
Total Sweden		€5,054,457

5.	The amounts payable by CAI Consent Germany GmbH as follows:

Lender	Contract	Amount as of 7/31/2012
Germany
S Mobilienleasing	297-08-S000001	€66,058.83
S Mobilienleasing	297-07-S000009	€261,068.46
S Mobilienleasing	297-07-S000008	€175,915.42
S Mobilienleasing	297-07-S000007	€104,475.61
S Mobilienleasing	297-07-S000004	€104,475.62
S Mobilienleasing	297-07-S000003	€565,700.01
S Mobilienleasing	297-06-S000005	€110,788.05

5.15-2

Lender	Contract	Amount as of 7/31/2012

S Mobilienleasing	297-06-S000004	€107,088.28
S Mobilienleasing	297-06-S000003	€217,940.53
S Mobilienleasing	297-05-S000030	€189,211.87
S Mobilienleasing	297-04-S000057	€--
SG Germany	5860986003 fix	€22,488.88
SG Germany	5860986002 fix	€4,723.41
Total Germany		€1,929,934.97

6.
The amounts payable to the Lenders under the Term Loan Agreement, dated as of December 20, 2010 (as amended, modified or supplemented from time to time), among Container Applications Limited, as the Borrower, CAI International, Inc., as the Guarantor, the Lenders and other persons from time to time party thereto, and ING Bank N.V., as Administrative Agent.

Principal amount as of March 31, 2012:  $268,096,192.00

5.15-3

Amortization

Attached.

Schedule 8
(to Note Purchase Agreement)

CAl International
$103,000,000 Senior Secured Notes
Amortization Schedule
Funding Date: September 13, 2012
Average Life: 6.6 years
Date Principal Payment

Date	Principal Payment	Remaining Principal Balance

September 13, 2012	N/A	103,000,000
March 13, 2013	4,120,000	98,880,000
September 13, 2013	4,120,000	94,760,000
March 13, 2014	4,120,000	90,640,000
September 13, 2014	4,120,000	86,520,000
March 13, 2015	4,120,000	82,400,000
September 13, 2015	4,120,000	78,280,000
March 13, 2016	4,120,000	74,160,000
September 13, 2016	3,055,000	71,105,000
March 13, 2017	3,055,000	68,050,000
September 13, 2017	3,055,000	64,995,000
March 13, 2018	3,055,000	61,940,000
September 13, 2018	3,055,000	58,885,000
March 13, 2019	3,055,000	55,830,000
September 13, 2019	3,055,000	52,775,000
March 13, 2020	3,055,000	49,720,000
September 13, 2020	3,055,000	46,665,000
March 13, 2021	3,055,000	43,610,000
September 13, 2021	3,055,000	40,555,000
March 13, 2022	3,055,000	37,500,000
September 13, 2022	37,500,000	0

[Form of Series 2012-A Note]

Container Applications Limited

4.90% Senior Secured Note, Series 2012-A, Due September 13, 2022

No. R-__	_________ __, ____
U.S.$_________	PPN P3143 @AA1

For Value Received, the undersigned, Container Applications Limited (herein called the “Company”), a company organized and existing under the laws of Barbados, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on September 13, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.90% per annum from the date hereof, payable semiannually, on the 13th day of March and September in each year, commencing with the March 13th or September 13th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to 6.90% payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes, Series 2012-A, (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 13, 2012 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), among the Company, CAI International, Inc., a corporation organized under the laws of Delaware (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1
(to Note Purchase Agreement)

Pursuant to the Note Purchase Agreement, the Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on this Note and performance by the Company of all of its obligations contained in the Note Purchase Agreement, all on the terms set forth in Section 14 of the Note Purchase Agreement.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Container Applications Limited

By:
Name:
Title:

Form of Security Agreement

(see attached)

Exhibit 2
(to Note Purchase Agreement)

Master Security and Sharing Agreement

This Master Security and Sharing Agreement (this “Agreement”) is dated as of September 13, 2012 by and among (i) Container Applications Limited, an international business company organized under the laws of Barbados having its principal place of business at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, “CAL” or the “Company”), (ii) CAI International, Inc., a corporation organized under the laws of Delaware having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 (“CAI” or the “Guarantor” and, together with CAL, the “Credit Parties”), (iii) Union Bank, N.A., as security agent (hereinafter, in such capacity, the “Security Agent”) for the Secured Parties (as hereinafter defined), (iv) the Purchasers (the “Initial Purchasers”) under that certain Note Purchase Agreement, dated as of September 13, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Note Purchase Agreement”), by and among CAL, CAI and such Initial Purchasers, and (v) various other Creditors (as defined herein) that may from time to time become a party hereto in accordance with the provisions of Section 24(b) hereof.

Whereas, CAI, CAL and the Initial Purchasers are party to the Note Purchase Agreement;

Whereas, it is a condition precedent to the Initial Purchasers’ willingness to purchase notes from the Company under the Note Purchase Agreement that the Credit Parties execute and deliver to the Security Agent, for the benefit of the Secured Parties (as defined in the Note Purchase Agreement), a security agreement in substantially the form hereof in order to, among other things, to expressly provide a grant of a lien on and a security interest in the Collateral (as defined herein) to secure the Obligations (as defined herein) under the Note Purchase Agreement and the other Note Documents (as defined herein), in each case as provided herein;

Whereas, each Credit Party wishes to expressly grant security interests and liens in the Collateral owned by such Credit Party in favor of the Security Agent, for the benefit of the Secured Parties, to secure the Obligations under the Note Purchase Agreement and the other Note Documents, as herein provided;

Whereas, the Credit Parties, the Security Agent and the Initial Purchasers thereto are each parties to a Joinder to the Intercreditor Collateral Agreement, dated as of December 20, 2010 and amended and restated on November 15, 2011 (the “Intercreditor Agreement”), and certain rights and obligations of the Credit Parties and Security Agent under this Agreement are subject to the terms of the Intercreditor Agreement;

Whereas, the Credit Parties and the Initial Purchasers contemplate that from time to time after the date hereof, additional Creditors of the Company may, subject to the terms and conditions of the Note Purchase Agreement and any other Credit Agreement (as defined herein) that may be secured by this Agreement in accordance with the terms hereof, purchase notes from or make loans or otherwise extend credit to the Company and/or the Guarantor and become subject to this Agreement pursuant to the requirements of Section 24(b) hereof; and

Whereas, the Credit Parties and the Initial Purchasers contemplate that from time to time after the date hereof, additional Collateral may become subject to this Agreement pursuant to the requirements of Section 2.2 hereof.

Now, Therefore, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to induce Creditors to purchase notes or make any loans or otherwise extend credit to the Company and/or the Guarantor under the Note Purchase Agreement and any other Credit Agreement that may be secured by this Agreement in accordance with the terms hereof and to secure the Obligations under the Note Purchase Agreement, the other Note Documents and any other Credit Agreement that may become subject to this Agreement in accordance with the terms hereof, each Credit Party agrees with the Security Agent, for the benefit of the Secured Parties, as follows:

Section 1.	Definitions.

The term “Obligations” as used in this Agreement shall mean the “Obligations” (as such term is defined in the Note Purchase Agreement).  All other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Note Purchase Agreement.  The term “State,” as used herein, means the State of New York.  All terms defined in the Uniform Commercial Code (the “UCC”) of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the UCC of the State differently than in another Article of the UCC of the State, the term has the meaning specified in Article 9.  The term “electronic document” applies in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

The following terms used herein shall have the meanings as set forth below:

“Commitments” means the aggregate principal amount outstanding (or, in the case of any Credit Agreement, the aggregate commitment to make revolving credit loans and/or term loans under such Credit Agreement (if such commitment is greater than the aggregate principal amount then outstanding under such Credit Agreement)) of the loans to the Credit Parties from each group of one or more Creditors under any such Credit Agreement.

“Credit Agreements” means the Note Purchase Agreement (including, without limitation, any supplement thereto), the other Note Documents and any other credit, revolving loan, note or other like agreement under which the Credit Parties may incur Indebtedness, provided the lenders, purchasers or creditors thereunder become a party to this Agreement in accordance with the terms hereof.

“Creditors” means a lender, purchaser or other creditor of one or both of the Credit Parties under a Credit Agreement.

“Event of Default” shall mean the occurrence of any condition which is specified as an “Event of Default” under the Note Purchase Agreement or any other Credit Agreement.

“Majority Creditors” means, at the time of any determination hereunder, (i) prior to the occurrence of an Event of Default, Creditors holding a majority of the Commitments then outstanding and (ii) after the occurrence of an Event of Default, Creditors holding a majority in principal amount of the Obligations then outstanding.

Section 2.	Security Interest.

Section 2.1.     Grant of Security Interest.  As collateral security for the payment and performance in full of the Obligations, each Credit Party hereby expressly grants to the Security Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Security Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Credit Party, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

(a)     all Eligible Equipment owned by such Credit Party listed on Exhibit A-1 and Exhibit A-2 hereto, respectively (as such Exhibit A-1 and Exhibit A-2 may be supplemented from time to time pursuant to a Security Agreement Supplement) (collectively, the “Equipment”) including, without limitation, all additions, appliances, parts, instruments, accessories and appurtenances thereto, all furnishings and other equipment of any kind from time to time installed or attached to any of such Equipment, and all devices used in or on such Equipment;

(b)     all Direct Finance Lease Receivables of such Credit Party listed on Exhibit A-1 and Exhibit A-2 hereto, respectively (as such Exhibit A-1 and Exhibit A-2 may be supplemented from time to time pursuant to a Collateral Supplemental Agreement) (including all accounts and rights to payment relating thereto);

(c)     all Direct Finance Leases of such Credit Party listed on Exhibit A-1 and Exhibit A-2 hereto, respectively (as such Exhibit A-1 and Exhibit A-2 may be supplemented from time to time pursuant to a Collateral Supplemental Agreement) (including all accounts and rights to payment arising thereunder);

(d)     all Accounts Receivable and rights to payment to the extent relating to, or arising from, any of the foregoing Collateral or otherwise in respect of the foregoing Collateral;

(e)     chattel paper (and all rights to payment thereunder) to the extent relating to, or arising from, any of the foregoing Collateral or otherwise in respect of any of the foregoing Collateral;

(f)      all instruments, general intangibles, supporting obligations, letter-of-credit rights, commercial tort claims, installment purchase agreements, leases, lease agreements, rental payments, earnings and rights under contracts to the extent any of the foregoing arise from or relate to any of the foregoing Collateral or are necessary or useful in connection with any of the foregoing Collateral;

(g)   all policies and certificates of insurance and all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, to the extent pertaining to any of the foregoing Collateral;

(h)    all deposit accounts and securities accounts (including, without limitation, any bank accounts, checking accounts, concentration accounts and demand deposit accounts) to the extent containing any products or proceeds of any of the foregoing Collateral (but only to the extent of any products or proceeds of the foregoing Collateral contained therein) and, in each case, all money, cash, cash equivalents, checks, other negotiable instruments, funds and other evidences of payments held therein to the extent constituting products or proceeds of any Collateral;

(i)      all money, cash and cash equivalents constituting products or proceeds of any of the foregoing Collateral;

(j)     all books, records, agreements and information to the extent relating to any of the foregoing Collateral, and all rights of access to such books, records, and information;

(k)     all documents relating to any of the foregoing Collateral to the extent such documents pertain to the Collateral;

(l)      all liens, collateral security, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (a) through (k), including the right of stoppage in transit; and

(m)    any and all products, proceeds (including insurance proceeds), substitutions, and accessions of or to any of the foregoing;

The Security Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to each Credit Party’s compliance with Section 4.7.

Section 2.2.     Additional or Replacement Collateral.  In connection with (i) the delivery of additional Eligible Equipment or (ii) the delivery of substitute or replacement Eligible Equipment, in each case in accordance with Section 9.16 of the Note Purchase Agreement and with any comparable provision under any other Credit Agreement, each Credit Party shall execute and deliver a supplement to this Security Agreement, substantially in the form attached as Exhibit B hereto (collectively, the “Collateral Supplemental Agreements”), to update the applicable list of Collateral set forth on Exhibit A-1 or Exhibit A-2, respectively, to reflect such additional Eligible Equipment, or substitution or replacement, as the case may be.  The Credit Parties shall promptly furnish each Creditor then party to this Agreement with a copy of the respective executed Collateral Supplemental Agreement evidencing such Collateral.

Section 2.3.     Amount Secured — Compliance with Barbados Law Lodgement and Stamping Requirements.  (a) Pursuant to the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados, in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule A hereto, the Company hereby agrees that the Security Agent shall be and is hereby empowered at any time or times hereafter (without further license or consent of the Company) to affix additional stamp duty hereon covering any sum or sums by which the said indebtedness may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Security Agent any charge hereby created shall be a continuing security for the indebtedness secured by this Agreement in accordance with the terms hereof, whether incurred, existing or arising before or after the execution and delivery of the Note Purchase Agreement.

(b)    Without prejudice to the right of the Security Agent under subsection (a) above, the Company will at all times and from time to time duly stamp this Agreement in accordance with the intent of this section and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Security Agent may reasonably require are duly lodged with the Registrar, Corporate Affairs and Intellectual Property Office, Barbados, pursuant to Part II, Division A of the Companies Act, Cap. 308 of the laws of Barbados.

Section 3.	Authorization to File Financing Statements.

Each Credit Party hereby irrevocably authorizes the Security Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as (i) the assets of such Credit Party defined herein as “Collateral” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of a greater or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Credit Party is an organization, the type of organization and any organizational identification number issued to such Credit Party and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Credit Party agrees to furnish any such information to the Security Agent promptly upon request.  Each Credit Party also ratifies its authorization for the Security Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 4.	Other Actions.

Further to insure the attachment, perfection and first priority of, and the ability of the Security Agent to enforce, the Secured Parties’ security interest in the Collateral, each Credit Party agrees, in each case at such Credit Party’s expense, to take the following actions with respect to the following Collateral and without limitation on such Credit Party’s other obligations contained in this Agreement:

Section 4.1.     Promissory Notes and Tangible Chattel Paper.  If either Credit Party shall, now or at any time hereafter, hold or acquire any promissory note relating to the Collateral, such Credit Party shall forthwith endorse, assign and deliver the same to the Security Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Security Agent may from time to time specify.  If either Credit Party shall, now or at any time hereafter, hold or acquire tangible chattel paper in respect of the Collateral, the Security Agent may request that such tangible chattel paper be stamped according to Section 7 of the Intercreditor Agreement to indicate the security interest granted to the Security Agent hereunder.  In addition, for purposes of Section 7 of the Intercreditor Agreement, the term “Lease Custodial Transfer” shall mean, as of any date of determination, the occurrence each of the following events (simultaneously): (x) an Event of Default shall have occurred and then be continuing, and (y) the requisite parties under the Intercreditor Agreement shall have determined that a “Lease Custodial Transfer” shall occur under the Intercreditor Agreement.  If a Lease Custodial Transfer shall occur under the immediately preceding sentence, the Security Agent shall promptly notify Union Bank, N.A., as Collateral Agent under the Intercreditor Agreement (or any successor thereto as Collateral Agent under the Intercreditor Agreement), of the occurrence thereof, in accordance with the notice provisions set forth in Section 12.8 of the Intercreditor Agreement.

Section 4.2.     Deposit Accounts. Each Credit Party shall comply with its obligations under Section 9.13 of the Note Purchase Agreement and any comparable provision under any other Credit Agreement.  The Security Agent agrees with each Credit Party that the Security Agent shall not instruct the Collateral Agent to deliver a “Shifting Control Notice” (as defined in the Intercreditor Agreement) unless an Event of Default has occurred and is continuing.

Section 4.3.     Investment Property.  If any Credit Party shall, now or at any time hereafter, hold or acquire any certificated securities in respect of or which constitute Collateral, such Credit Party shall forthwith endorse, assign and deliver the same to the Security Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Security Agent may from time to time specify.  If any such securities now or hereafter acquired by any Credit Party are uncertificated and are issued to such Credit Party or its nominee directly by the issuer thereof, such Credit Party shall immediately notify the Security Agent thereof and, at the Security Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Security Agent, either (a) cause the issuer to agree to comply without further consent of such Credit Party or such nominee, at any time with instructions from the Security Agent as to such securities, or (b) arrange for the Security Agent to become the registered owner of the securities.  If any securities in respect of or which constitute Collateral, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Credit Party are held by any Credit Party or its nominee through a securities intermediary or commodity intermediary, such Credit Party shall immediately notify the Security Agent thereof and, at the Security Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Security Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Credit Party or such nominee, at any time with entitlement orders or other instructions from the Security Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Security Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Security Agent to become the entitlement holder with respect to such investment property, with such Credit Party being permitted, only with the consent of the Security Agent, to exercise rights to withdraw or otherwise deal with such investment property.  The Security Agent agrees with each Credit Party that the Security Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Credit Party, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Note Documents or any other Credit Agreement, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Security Agent is the securities intermediary.

Section 4.4.     Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Credit Parties shall promptly notify the Security Agent thereof and, at the Security Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Security Agent, that the bailee holds such Collateral for the benefit of the Security Agent and such bailee’s agreement to comply, without further consent of the Credit Parties, at any time with instructions of the Security Agent as to such Collateral.  The Security Agent agrees with each Credit Party that the Security Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Credit Party with respect to the bailee.

Section 4.5.     Electronic Chattel Paper and Transferable Records.  If any Credit Party, now or at any time hereafter, holds or acquires an interest in any Collateral which is in the form of electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case to the extent constituting Collateral (collectively, “Electronic Collateral”), such Credit Party shall promptly notify the Security Agent thereof and, at the request and option of the Security Agent, shall take such action as the Security Agent may reasonably request to vest in the Security Agent control, under §9-105 of the UCC of the State or any other relevant jurisdiction, of such Electronic Collateral, control, under §7-106 of the UCC of the State or any other relevant jurisdiction, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided that Security Agent’s rights to such Electronic Collateral shall be subject to the terms of the Intercreditor Agreement.  The Security Agent agrees with each Credit Party that the Security Agent will arrange, pursuant to procedures satisfactory to the Security Agent and so long as such procedures will not result in the Security Agent’s loss of control, for such Credit Party to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Credit Party with respect to such Electronic Collateral.  The provisions of this Section 4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the UCC, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

Section 4.6.     Letter-of-Credit Rights. If any Credit Party is, now or at any time hereafter, a beneficiary under a letter of credit constituting Collateral, such Credit Party shall promptly notify the Security Agent thereof and, at the request and option of the Security Agent, and so long as such arrangements would not expressly violate the terms of any agreement or instrument evidencing indebtedness to which such Credit Party is or becomes a party, such Credit Party shall, pursuant to an agreement in form and substance satisfactory to the Security Agent, either (a) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Security Agent of the proceeds of the letter of credit or (b) use commercially reasonable efforts to arrange for the Security Agent to become the transferee beneficiary of the letter of credit.

Section 4.7.     Commercial Tort Claims. If any Credit Party shall, now or at any time hereafter, hold or acquire a commercial tort claim constituting Collateral, such Credit Party shall immediately notify the Security Agent in a writing signed by such Credit Party of the particulars thereof and grant to the Security Agent, for the benefit of the Secured Parties and the Security Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Security Agent.

Section 4.8.     Container Management System.  Each Credit Party agrees that neither it nor any of its Affiliates shall create, incur, assume or grant or suffer to exist, directly or indirectly, in favor of any Person, any Lien (other than Permitted Liens described in Section 10.5(a) through (j) of the Note Purchase Agreement) on the Container Management System.  Each Credit Party shall promptly take or cause to be taken such actions as may be necessary to discharge any such Lien (other than Permitted Liens described in Section 10.5(a) through (j) of the Note Purchase Agreement) on the Container Management System.

Section 4.9.     Title and Registration of Titled Equipment. (a) Each Credit Party will cause each item of Collateral which is subject to a certificate of title (or other similar) statute under applicable law providing for the Lien of the Security Agent to be indicated on such certificate of title (or other relevant registration) as a condition of, or to result in, perfection, and/or requires such Credit Party to cause the Security Agent’s security interest to be noted on such certificate (the “Titled Equipment”), now owned or hereafter acquired by such Credit Party, to be properly registered under applicable law in the name of such Credit Party and cause all Titled Equipment constituting Collateral, now owned or hereafter acquired by such Credit Party, the ownership of which, under applicable law, is evidenced by a certificate of title, to be properly titled in the name of such Credit Party.

(b)   Each Credit Party will, at all times (A) maintain the registration and titling of each item of Titled Equipment owned by such Credit Party constituting Collateral and (B) cause the Lien of the Security Agent or a sub-agent of the Security Agent, as the case may be, on each item of Titled Equipment owned by such Credit Party constituting Collateral to be noted on the certificate of title relating thereto and take all other steps required or reasonably requested by Security Agent in order to provide the Security Agent with a first priority perfected security interest in and Lien upon such Collateral under applicable law.  Each Credit Party will deliver to the Security Agent a copy of each such certificate of title noting the Lien of the Security Agent thereon.

(c)  Upon the acquisition by any Credit Party of any additional Titled Equipment constituting Collateral, such Credit Party shall promptly (A) cause the Lien of the Security Agent on such Titled Equipment to be noted on the certificate of title relating thereto and (B) deliver to the Security Agent a copy of such certificate of title (which shall evidence the Lien of the Security Agent thereon).

(d)  Upon the request of the Security Agent, each Credit Party will provide all information and documentation (or copies thereof) reasonably requested by the Security Agent with respect to Titled Equipment constituting Collateral (including information relating to the jurisdiction in which such Titled Equipment is titled and the identification number of any such Titled Equipment).

(e)  Upon the reasonable request of any Credit Party in connection with any Titled Equipment which ceases to constitute Collateral in connection with any transaction permitted under the Note Documents, the Security Agent will take such action, at the expense of such Credit Party, as may be reasonably required to evidence the release of its Lien in respect of such Titled Equipment.

Section 4.10.     Other Actions as to Any and All Collateral. Each Credit Party further agrees, upon the request of the Security Agent and at the Security Agent’s option, to take any and all other actions as the Security Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Security Agent to enforce, the Security Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC of any relevant jurisdiction, to the extent, if any, that such Credit Party’s signature thereon is required therefor, (b) causing the Security Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Security Agent to enforce, the Security Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Security Agent to enforce, the Security Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Security Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Security Agent and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Security Agent to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

Section 5.	Relation to Other Security Documents.

Concurrently with any pledge of shares by any Credit Party to the Security Agent, for the benefit of the Secured Parties, such Credit Party shall execute and deliver to the Security Agent, for the benefit of the Secured Parties, a stock pledge agreement and such other agreements related to the pledge of shares in form and substance satisfactory to the Majority Creditors.  Such pledge shall be governed by the terms of the stock pledge agreement and such other agreements and not by the terms of this Agreement.

Section 6.	Representations and Warranties Concerning Each Credit Party’s Legal Status.

Each Credit Party has previously delivered to the Security Agent a certificate signed by such Credit Party and entitled “Perfection Certificate” (the “Perfection Certificate”).  Each Credit Party represents and warrants to the Secured Parties and the Security Agent as follows: (a) such Credit Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Credit Party is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Credit Party’s organizational identification number or accurately states that such Credit Party has none, (d) the Perfection Certificate accurately sets forth such Credit Party’s place of business or, if more than one, its chief executive office, as well as such Credit Party’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to such Credit Party is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Credit Party.

Section 7.	Covenants Concerning Each Credit Party’s Legal Status.

Each Credit Party covenants with the Secured Parties and the Security Agent as follows: (a) without providing at least thirty (30) days’ prior written notice to the Security Agent, such Credit Party will not change its name, its place of business, or change its mailing address or organizational identification number if it has one, or its chief executive office, except as permitted under the Note Purchase Agreement and any comparable provision under any other Credit Agreement and (b) such Credit Party will not change its type of organization, jurisdiction of organization or other legal structure.

Section 8.	Representations and Warranties Concerning Collateral, Etc.

Each Credit Party further represents and warrants to the Secured Parties and the Security Agent as follows: (a) such Credit Party is the owner of its Collateral, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement and other Liens permitted by the Note Purchase Agreement and any comparable provision under any other Credit Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the UCC of the State, (c) such Credit Party holds no commercial tort claim except as indicated on the Perfection Certificate, (d) such Credit Party has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (e) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Credit Party.  All Titled Equipment constituting Collateral is properly titled, or is in the process of being properly titled, in the name of such Credit Party, together with the Security Agent’s Lien noted thereon.

Section 9.	Covenants Concerning Collateral, Etc.

Each Credit Party further covenants with the Secured Parties and the Security Agent as follows: (a) except for the security interest herein granted and Liens permitted by the Note Purchase Agreement or other Credit Agreement, such Credit Party shall be the owner of or have other rights in the Collateral owned by such Credit Party free from any right or claim of any other person or any Lien, and such Credit Party shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Security Agent or any of the Secured Parties, (b) such Credit Party shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, other than the Security Agent except for Permitted Liens, (c) such Credit Party will use commercially reasonable efforts to keep the Collateral in good order and repair (ordinary wear and tear excepted) and will not use the same or permit lessees to use the same in violation of law or any policy of insurance thereon and, in connection therewith, such Credit Party shall not lease or employ any item of Equipment or permit the lease or employment of any item of Equipment (i) in any illegal trade or business or (ii) in carrying illegal or prohibited goods or contraband in any manner whatsoever which may render such Collateral liable to condemnation, destruction, seizure or confiscation (it being understood that any lessee using Collateral in a manner which would violate this clause (c) in contravention of such lessee’s lease agreement with such Credit Party shall not constitute such Credit Party permitting such lessee to do so), (d) as provided in the Note Purchase Agreement (and notwithstanding anything to the contrary in any other Credit Agreement), such Credit Party will permit the Security Agent, or its designee, to inspect the Collateral upon reasonable advance notice at any reasonable time, during normal business hours, wherever located subject, in the case of any leased Equipment, to the lessee’s quiet enjoyment rights with respect thereto, (e) subject to Section 9.4 of the Note Purchase Agreement (and notwithstanding anything to the contrary in any other Credit Agreement), such Credit Party will pay or cause to be paid promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (f) such Credit Party will continue to operate its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (g) such Credit Party will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for dispositions permitted by the Note Purchase Agreement and such other Credit Agreements and (h) such Credit Party shall not sell, assign or otherwise transfer the executed original copy of chattel paper which constitutes Collateral in a transaction that involves relinquishing possession of such chattel paper to any third party without first conspicuously stamping such Credit Party’s counterpart of each such chattel paper (and any other counterpart thereof that comes into such Credit Party’s possession) with a legend clearly indicating that such chattel paper and some or all of the Equipment or other collateral subject thereto are subject to the security interest granted to the Security Agent hereunder.

Section 10.	Insurance.

Section 10.1.    Maintenance of Insurance.  Each Credit Party will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that no Credit Party will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Security Agent.  In addition, to the extent it pertains to the Collateral, all such insurance shall be payable to the Security Agent as additional insured and loss payee for the benefit of the Secured Parties and the Secured Parties shall also be named as additional insureds.

Section 10.2.    Insurance Proceeds.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $20,000,000, be disbursed to the applicable Credit Party for direct application by such Credit Party solely to the repair or replacement of such Credit Party’s property so damaged or destroyed and (b) in all other circumstances, be applied by the Security Agent to the Obligations in accordance with the provisions of Section 21, or at the sole option of the Security Agent, be disbursed from time to time upon such terms and conditions as the Security Agent may reasonably prescribe, for direct application by such Credit Party solely to the repair or replacement of such Credit Party’s property so damaged or destroyed.

Section 10.3.    Continuation of Insurance.  All policies of insurance maintained by any Credit Party shall provide for at least thirty (30) days’ prior written cancellation notice to the Security Agent and such Credit Party shall use commercially reasonable efforts to ensure that all policies of insurance maintained by any third party lessee shall provide for the same such notice to the Security Agent.  In the event of failure by any Credit Party to provide and maintain insurance as herein provided, the Security Agent may, at its option, provide such insurance and charge the amount thereof to such Credit Party.  Each Credit Party shall furnish the Security Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

Section 11.	Collateral Protection Expenses; Preservation of Collateral.

Section 11.1.     Expenses Incurred by Security Agent. In the Security Agent’s discretion, if any Credit Party fails to do so, the Security Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums.  Each Credit Party agrees to reimburse the Security Agent on demand for all expenditures so made.  The Security Agent shall have no obligation to any Credit Party to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

Section 11.2.     Security Agent’s Obligations and Duties.  (a) Anything herein to the contrary notwithstanding, each Credit Party shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Credit Party thereunder.  Neither the Security Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Security Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Security Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Credit Party under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Security Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Security Agent or to which the Security Agent or any Secured Party may be entitled at any time or times.  The Security Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC of the State or otherwise, shall be to deal with such Collateral in the same manner as the Security Agent deals with similar property for its own account.

(b)       (i) The Security Agent upon receipt of any notice (including, without limitation, notice of an Event of Default) furnished to the Security Agent pursuant to the provisions of this Agreement shall promptly furnish copies of the same to all Creditors.

(ii)       In the event that the Security Agent shall receive any notice from any Creditor or from any of the Credit Parties, the Security Agent shall promptly furnish copies of the same to all Creditors.

Section 12.	Securities and Deposits.

The Security Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities to the extent constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations in accordance with the provisions of Section 21.  Whether or not any Obligations are due, the Security Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Security Agent or any Secured Party or any affiliate thereof to the Credit Parties may at any time be applied to or set off against any of the Obligations in accordance with the provisions of Section 21.

Section 13.	Notification to Account Debtors and Other Persons Obligated on Collateral; Shifting Control Notice.

Section 13.1.     Notification to Account Debtors and Other Persons Obligated on Collateral.  Until the Security Agent requests that account debtors and other Persons obligated on any of the Collateral be notified of the Security Agent’s security interest in such Collateral, each Credit Party shall continue to administer payments from such account debtors and other obligors as provided in the Intercreditor Agreement.  If an Event of Default shall have occurred and be continuing, the rights of Security Agent to notify Account Debtors and other persons obligated on Collateral to divert payments to Security Agent shall be as set forth in the Intercreditor Agreement.

Section 13.2.     Shifting Control Notice.  Upon the occurrence of an Event of Default, the Security Agent may, and at the direction of the Majority Creditors, shall, instruct the Collateral Agent (as defined in the Intercreditor Agreement) to deliver a Notice of Shifting Control (as defined in the Intercreditor Agreement) in accordance with the provisions set forth in the Intercreditor Agreement.

Section 14.	Power of Attorney.

Section 14.1.     Appointment and Powers of Security Agent.  Each Credit Party hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Credit Party or in the Security Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Credit Party, without notice to or assent by such Credit Party, but at all times subject to the Intercreditor Agreement, to do the following:

(a)     upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC of the State or any other relevant jurisdiction and as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and to do, at such Credit Party’s expense, at any time, or from time to time, all acts and things which the Security Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Security Agent’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Credit Party might do, including, without limitation, (i) upon written notice to such Credit Party, the exercise of voting rights with respect to voting securities constituting Collateral, which rights may be exercised, if the Security Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)    to the extent that such Credit Party’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Credit Party’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Security Agent may deem appropriate and to execute in such Credit Party’s name such financing statements and amendments thereto and continuation statements which may require such Credit Party’s signature.

Section 14.2.     Ratification by the Credit Parties.  To the extent permitted by law, each Credit Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

Section 14.3.     No Duty on Security Agent. The powers conferred on the Security Agent hereunder are solely to protect the interests of the Security Agent and the Secured Parties in the Collateral and shall not impose any duty upon the Security Agent to exercise any such powers.  The Security Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Credit Party for any act or failure to act, except for the Security Agent’s own gross negligence or willful misconduct.

Section 15.	Rights and Remedies.

(a)     If an Event of Default shall have occurred and be continuing, the Security Agent, without any other notice to or demand upon any Credit Party and whether or not the Obligations are due, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, but subject at all times to the Intercreditor Agreement, the rights and remedies of a secured party under the UCC of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Security Agent may, so far as any Credit Party can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom (subject, in the case of Collateral consisting of leased Equipment, to the lessee’s right of quiet enjoyment).  If an Event of Default shall have occurred and be continuing, the Security Agent may in its discretion require any Credit Party to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Credit Party’s principal office(s) or at such other locations as the Security Agent may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Security Agent shall give to each Credit Party at least ten (10) Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Each Credit Party hereby acknowledges that ten (10) Business Days’ prior written notice of such sale or sales shall be reasonable notice.  In addition, each Credit Party waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Security Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.  The Security Agent agrees that it will give notice to each Credit Party and the Secured Parties of any enforcement action taken by it pursuant to this Section 15 promptly after commencing such action.

(b)    To the extent that applicable law imposes duties on the Security Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for the Security Agent (a) to fail to incur expenses reasonably deemed significant by the Security Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as any Credit Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Security Agent against risks of loss, collection or disposition of Collateral or to provide to the Security Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Security Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Security Agent in the collection or disposition of any of the Collateral.  Each Credit Party acknowledges that the purpose of this Section 15(b) is to provide non-exhaustive indications of what actions or omissions by the Security Agent would fulfill the Security Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Security Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Security Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15(b).  Without limitation upon the foregoing, nothing contained in this Section 15(b) shall be construed to grant any rights to any Credit Party or to impose any duties on the Security Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15(b).

Section 16.	Agency Agreement; Enforcement; Independent Action by Creditors.

Section 16.1.     Agency Agreement.  (a) (i) Each Creditor hereby irrevocably appoints, designates and authorizes, and each Creditor which is or hereafter becomes a party to a Credit Agreement shall be deemed to authorize, Union Bank, N.A., not in its individual capacity but solely as Security Agent, together with its successors and assigns, to act as the secured party and the Security Agent, to take such action on behalf of the Creditors under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

(ii)  Union Bank, N.A. (together with its successors and assigns) hereby agrees to act as the secured party and the Security Agent, to take such action on behalf of the Creditors under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto, and all existing UCC financing statements shall be amended to reflect the Security Agent’s role as agent for the Creditors.  Notwithstanding any provision to the contrary contained elsewhere herein or in this Agreement, the Security Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Security Agent have or be deemed to have any fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Security Agent.

(b)  Neither the Security Agent nor any affiliate thereof nor any of their respective directors, officers, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except to the extent resulting from such Person’s gross negligence or willful misconduct.

(c)  Each Creditor confirms to the Security Agent acting hereunder and to the other Creditors that it has not relied, and will not hereafter rely, on the Security Agent and any other Creditor: (i) to check or inquire on such Creditor’s behalf into the adequacy, accuracy or completeness of any information provided by the Credit Parties or any other Person under or in connection with this Agreement or the transactions contemplated hereby (whether or not such information has been or is hereafter distributed to such Creditor by the Security Agent), (ii) to assess or keep under review on such Creditor’s behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Credit Parties or any of their respective subsidiaries or affiliates or the nature or value of any collateral, or (iii) to review, as to form, completeness, execution or any other aspect, any of the Leases.

(d)  The Credit Parties agree to indemnify the Security Agent, its affiliates, and their respective directors, officers, employees and agents (each an “Indemnified Person”), against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Security Agent, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by any Indemnified Person in connection with any of the foregoing (collectively, the “Indemnified Amounts”); provided, however, that neither of the Credit Parties shall be liable to any Indemnified Person for any portion of such Indemnified Amounts to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.

(e)    Each Creditor confirms and agrees as follows:

(i)     the Security Agent may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Security Agent shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)     the Security Agent may consult with counsel, financial advisers or accountants and the written advice of any such counsel, financial advisers or accountants and any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or written opinion of counsel;

(iii)    the Security Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)   the Security Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by any Creditor;

(v)    the Security Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys and the Security Agent shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

(vi)   the Security Agent shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties (including, without limitation, under subparagraph (iv) above) or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)   the Security Agent shall not be deemed to have actual knowledge of an Event of Default until a Responsible Officer of the Security Agent shall have received written notice thereof;

(viii)  the rights of the Security Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Security Agent shall not be answerable for other than its gross negligence or willful misconduct in the performance or forbearance of such act;

(ix)    anything to the contrary in this Agreement notwithstanding, in no event shall the Security Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Security Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(x)      the Security Agent shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(f)  Until such time as the respective Obligations of all of the Creditors have been discharged or satisfied in full (at which time the Security Agent’s resignation shall be automatic), the Security Agent may not resign as Security Agent prior to the appointment and acceptance of a successor Security Agent by the Majority Creditors.  In addition, the Majority Creditors may remove the Security Agent at any time by giving written notice to the Security Agent.  If a successor Security Agent shall not have been selected within ninety (90) days after delivery by the Security Agent to each of the parties hereto of a request for such appointment and acceptance of a successor Security Agent, the Security Agent may apply to any court of competent jurisdiction to appoint a successor Security Agent to act until such time, if any, as a successor Security Agent shall have been appointed and accepted by each of the parties hereto as above provided.  Any successor Security Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Agent appointed and accepted by each of the parties hereto as above provided if such superseding Security Agent is appointed within one year of appointment of a Security Agent by such court.

(g)  The Security Agent shall be entitled to fees, compensation and reimbursement for its services hereunder in accordance with its fee schedule agreed to by the Credit Parties and all compensation shall be paid by the Credit Parties and, in addition, the Security Agent shall be entitled to receive from Credit Parties, in the case of a Lease Custodial Transfer, a reasonable fee to be agreed upon by the Security Agent and the Credit Parties and all reasonable and documented costs and expenses incurred by the Security Agent in connection therewith.

Section 16.2. Enforcement.  (a) The Creditors agree among themselves and for their own benefit alone that the liens and security interest granted and provided for in the Security Documents shall not be enforced as against any of the Collateral except at the direction of the Majority Creditors upon the occurrence of an Event of Default and in compliance with the provisions of the Intercreditor Agreement and the provisions hereof.  Each Creditor agrees that, as long as any Obligations exist or may become outstanding pursuant to the terms of the Note Purchase Agreement and any other Credit Agreements, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents.

(b)  Upon the occurrence of an Event of Default, the Security Agent, at the direction of the Majority Creditors, shall seek to realize upon the security interests and liens granted to the Security Agent under the Security Documents in such manner (consistent with the Intercreditor Agreement, to the extent applicable) as shall be directed by the Majority Creditors.  Subject to the terms and conditions hereof, the Security Agent shall follow the instructions of the Majority Creditors with respect to the preservation, protection, collection or realization upon any Collateral.  If the Security Agent has requested instructions from the Majority Creditors and the Majority Creditors have not responded to such request within 30 days thereafter (excluding a notification that the Majority Creditors have not agreed upon the actions to be taken by the Security Agent, in which case, the Security Agent shall take no action until instructions of the Majority Creditors are received), the Security Agent may take, but shall have no obligation to take, any and all actions under the Security Documents or any of them or otherwise, including foreclosure of any lien or any other exercise of remedies, as the Security Agent, in good faith, shall determine to be in the best interests of the Creditors and to maximize both the value of the Collateral and the present value of the recovery by each of the Creditors on the Obligations; provided, however, that, if instructions are thereafter received from the Majority Creditors, then any subsequent actions of the Security Agent shall be subject to such instructions; provided, further, that the Security Agent shall not seek to realize upon the security interest and liens granted to it under the Security Documents unless an Event of Default shall have occurred.

Section 16.3. Independent Actions by Creditors.  Nothing contained in this Agreement shall prohibit any Creditor from (a) accelerating the maturity of, or demanding payment from any of the Credit Parties on, any Obligation of the Credit Parties to such Creditor, (b) instituting legal action against any of the Credit Parties to obtain a judgment or other legal process in respect of such Obligation, (c) imposing a default rate of interest in accordance with the Note Purchase Agreement or other Credit Agreement, as applicable, or (d) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Security Agent may direct and control any defense to the extent directly relating to the Collateral or any one or more of the Security Documents, subject to and in accordance with the provisions of this Agreement.

Section 17.	No Waiver by Security Agent, Etc.

The Security Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Security Agent with the consent of the Majority Creditors.  No delay or omission on the part of the Security Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Security Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Security Agent deems expedient.

Section 18.	Suretyship Waivers by Credit Parties.

Each Credit Party waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, each Credit Party assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Security Agent may deem advisable.  The Security Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2.  Each Credit Party further waives any and all other suretyship defenses.

Section 19.	Marshalling.

Neither the Security Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Security Agent or any Secured Party hereunder and of the Security Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Credit Party hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Security Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Credit Party hereby irrevocably waives the benefits of all such laws.

Section 20.	Proceeds of Dispositions; Expenses.

The Credit Parties shall pay to the Security Agent on demand any and all reasonable costs and expenses, including reasonable attorneys’ fees, expenses for legal services of every kind, including, without limitation, reasonable allocated costs of staff counsel and disbursements, incurred or paid by the Security Agent in protecting, preserving or enforcing the Security Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in accordance with the provisions of Section 21.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC of the State, any excess shall be returned to the Credit Parties.  In the absence of final payment and satisfaction in full of all of the Obligations, the Credit Parties shall remain liable for any deficiency.

Section 21.	Pari Passu Security; Distribution of Collateral Proceeds.

Section 21.1.     Pari Passu Security.  All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable.  Upon any realization upon the Collateral by the Security Agent or any Secured Party, whether by receipt of insurance proceeds pursuant to Section 10 or upon foreclosure and sale of all or part of the Collateral pursuant to Section 15 or otherwise, each Credit Party agrees that the proceeds thereof shall be applied as set forth in Section 21.2.  Each Credit Party shall remain liable for any deficiency remaining unpaid after the application of proceeds in accordance with the foregoing provisions and the provisions of the applicable Credit Agreement.  Each Credit Party agrees that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 21.

Section 21.2.     Distribution of Collateral Proceeds.  In the event that, whether by receipt of insurance proceeds pursuant to Section 10, upon foreclosure and sale of all or part of the Collateral pursuant to Section 15, by distribution pursuant to the Intercreditor Agreement or otherwise, the Security Agent or any Creditor, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)    First, to the payment of, or (as the case may be) the reimbursement of the Security Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Security Agent in connection with the collection of such monies by the Security Agent, for the exercise, protection or enforcement by the Security Agent of all or any of the rights, remedies, powers and privileges of the Security Agent under this Agreement, any of the other Note Documents or any other Credit Agreement or in respect of the Collateral or in support of any provision of adequate indemnity to the Security Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Security Agent to such monies;

(b)    Second, after payment in full of the amounts set forth in Item First, with respect to all other Obligations, distributions shall be made to each of the Creditors, ratably, in accordance with the respective amounts of the Obligations to such Creditors;

(c)    Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Creditors and the Security Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the UCC of the State; and

  (d)  Fourth, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

Section 22.	Overdue Amounts.

Until paid, all amounts due and payable by each Credit Party hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note Purchase Agreement or other Credit Agreement, as applicable.

Section 23.	Termination.

Upon payment in full of the Obligations in accordance with their terms and the termination of the Total Commitment, (a) this Agreement shall terminate and each Credit Party shall be entitled to the return, at such Credit Party’s expense, of such Collateral in the possession or control of the Security Agent owned by such Credit Party that has not theretofore been disposed of pursuant to the provisions hereof and (b) upon request of such Credit Party, the Security Agent will execute and file, at such Credit Party’s expense, UCC termination statements and such other documents as such Credit Party may reasonably request to evidence the termination of the Security Agent’s security interest in the Collateral.

Section 24.	Amendment, Waivers, Etc.; Additional Creditors.

(a)       Except as otherwise set forth herein, the terms of this Agreement shall not be altered, modified, amended, supplemented, waived or terminated in any manner whatsoever except by written instrument signed by the Majority Creditors (including, for the avoidance of doubt, in Majority Creditors any Creditor(s) not initially parties to this Agreement but which subsequently become a party hereto in accordance with the provisions of Section 24(b) hereof).

(b)       Creditor(s) not initially parties to this Agreement shall be entitled to participate in this Agreement, as it may from time to time be amended or supplemented, by executing, a supplement to this Security Agreement substantially in the form of Exhibit C hereto (collectively the “Creditor Supplemental Agreements”), accepting the terms of this Agreement, as amended and supplemented to the date of such execution.  The Credit Parties shall promptly furnish each Creditor then party to this Agreement with a copy of the respective executed Creditor Supplemental Agreement with such additional party.

Section 25.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns (including, without limitation, any holder of an interest in any Obligation), whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Obligations, and the term “Creditor” shall include any such subsequent holder of Obligations, wherever the context permits.  Without limiting the foregoing, the rights and obligations of any Creditor under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the term “Creditor” as used in this Agreement shall include, any assignee, transferee or successor of such Creditor under a Credit Agreement and any such assignee, transferee or successor shall automatically become a party to this Agreement.  If required by any party to this Agreement, such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written confirmation of its assumption of the obligations of the assignor or transferor hereunder.  Each of the Creditors agrees that it shall deliver a complete copy of this Agreement to any assignee, transferee or successor of a Creditor prior to or substantially concurrently with the execution of any such assignment or transfer.

Section 26.	Governing Law; Consent to Jurisdiction.

This Agreement is a contract under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said state (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).  Each of the parties hereto agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon each of the parties hereto by mail at the address specified in Section 20 of the Note Purchase Agreement and in accordance with Section 24.8 of the Note Purchase Agreement and any comparable provisions of any other Credit Agreement.  Each of the parties hereto hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Section 27.	Waiver of Jury Trial.

Each of the parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of any such rights or obligations.  Except as prohibited by law, each Credit Party waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Credit Party (a) certifies that neither the Security Agent or any Secured Party nor any representative, agent or attorney of the Security Agent or any Secured Party has represented, expressly or otherwise, that the Security Agent or any Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Note Purchase Agreement and the other Note Documents and Credit Agreements to which the Security Agent or any Secured Party is a party, the Security Agent and the Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 27.

Section 28.	Miscellaneous.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon each Credit Party and its successors and assigns and shall inure to the benefit of the Security Agent, the Secured Parties and their respective successors and assigns; provided that such Credit Party may not assign or transfer its rights or obligations hereunder without the prior written consent of the Security Agent.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  Each Credit Party acknowledges receipt of a copy of this Agreement.  This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

[Remainder of page intentionally left blank.]

In Witness Whereof, intending to be legally bound, each Credit Party has caused this Agreement to be duly executed as of the date first above written.

Container Applications Limited

By:
Name:
Title:

Before Me:

Notary Public

CAI International, Inc.

By:
Name:
Title:

Before Me:

Notary Public

Security Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

[Variation]

By:
Name:
Title:

Security Agreement

Accepted:

Union Bank, N.A.,
as Security Agent

By:
Name:
Title:

Before Me:

Notary Public

Security Agreement

Exhibit A-1

List of Collateral of CAI

[None]

Exhibit A-2

List of Collateral of CAL

[See Attached]

Exhibit B

Form of Collateral Supplemental Agreement
to the Security Agreement

This Collateral Supplemental Agreement to the Security Agreement (this “Supplemental Agreement”) is made the ___ day of _______________, 20___, by and between:

(1)     Container Applications Limited, an international business company organized under the laws of Barbados (“CAL”) and CAI International, Inc., a corporation organized under the laws of Delaware (“CAL” and, together with CAL, the “Credit Parties” and each a “Credit Party”), in favor of

(2)    Union Bank, N.A., as Security Agent (hereinafter, in such capacity, the “Security Agent”) for the Secured Parties under that certain Note Purchase Agreement, dated as of September 13, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Note Purchase Agreement”), by and among CAI, CAL and the note purchasers party thereto, and under any other Credit Agreement;

and is supplemental to the Security Agreement made as of September 13, 2012 (hereinafter called the “Security Agreement”) between the Credit Parties, the Security Agent and the Creditors party thereto.  Capitalized terms not herein defined shall have the respective meaning set forth in the Security Agreement.

Whereas:

(a)     Under the Security Agreement, each Credit Party has created certain security interests and charges in favor of the Security Agent for the benefit of the Secured Parties to secure the Obligations (as defined in the Security Agreement); and

(b)     In accordance with the provisions of the Note Purchase Agreement, any other Credit Agreement, and the Security Agreement, any Credit Party may provide the Security Agent with additional security for the Obligations and desires to execute this Supplemental Agreement in order to evidence the provision of such additional security.

Now These Presents Witness and It Is Hereby Declared and Agreed as follows:

Section 1.	Interpretation.

(a)     Definitions.  For all purposes of this Supplemental Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

(i)     the capitalized words and expressions used herein which are not defined herein shall have the respective meanings ascribed to them in or by reference to the Security Agreement;

(ii)   the expressions “this Supplemental Agreement” and “these presents” mean this Supplemental Agreement as originally executed including the Annex hereto or, if varied or supplemented from time to time, as so varied or supplemented and in force for the time being; and

(iii)   words importing the singular number only shall include the plural number and vice versa.

(b)   Governing Law. This Supplemental Agreement and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.	Identification of Additional Collateral.

(a)Identification of Additional Collateral.  Each Credit Party that is signatory hereto hereby expressly grants to the Security Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Security Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Credit Party, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products therein:

(i)      each item of Eligible Equipment owned by such Credit Party listed on the Annex hereto (the “Equipment”), including, without limitation, all additions, appliances, parts, instruments, accessories and appurtenances thereto, all furnishings and other equipment of any kind from time to time installed or attached to any of such Equipment, and all devices used in or on such Equipment;

(ii)    all rights of such Credit Party with respect to any warranty and indemnity provisions contained in or to be provided pursuant to any purchase or acquisition agreements with respect to the Equipment listed on the Annex hereto and all claims of such Credit Party against the applicable manufacturer of such Equipment (in each case to the extent such rights or claims are related to the Equipment);

(iii)    all chattel paper and other agreements to the extent relating to any of the foregoing Collateral (including all accounts and rights to payment arising thereunder);

(iv)    all Accounts Receivable and rights to payment relating to, or arising from, any of the foregoing Collateral or otherwise in respect of the foregoing Collateral;

(v)    all instruments, general intangibles, supporting obligations, letter-of-credit rights, commercial tort claims, installment purchase agreements, leases, lease agreements, rental payments, earnings and rights under contracts to the extent any of the foregoing arise from or pertain to any of the foregoing Collateral;

B-2

(vi)   all policies and certificates of insurance and all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, to the extent pertaining to any of the foregoing Collateral;

(vii)  all deposit accounts and securities accounts (including, without limitation, any bank accounts, checking accounts, concentration accounts and demand deposit accounts) to the extent containing any products or proceeds of any of the foregoing Collateral (but only to the extent of any products or proceeds of the foregoing Collateral contained therein) and, in each case, all money, cash, cash equivalents, checks, other negotiable instruments, funds and other evidences of payments held therein constituting products or proceeds of any Collateral (but only to the extent of any product or proceeds of the foregoing Collateral contained therein);

(viii)  all books, records, agreements and information to the extent pertaining to any of the foregoing Collateral, and all rights of access to such books, records, and information;

(ix)    all documents relating to any of the foregoing Collateral, to the extent that such documents pertain to the Collateral;

(x)     all liens, collateral security, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (i) through (ix), including the right of stoppage in transit; and

(xi)     any and all products, proceeds (including insurance proceeds), substitutions, and accessions of or to any of the foregoing.

(b)  Security as Part of Collateral.  The property described in this Supplemental Agreement shall form part of the Collateral, as such term is referred to in the Security Agreement, and Exhibit A-1 and Exhibit A-2 to the Security Agreement is hereby amended and supplemented to include the Equipment set forth on the Annex hereto.

Section 3.	Security Agreement.

(a)   Security Subject to the Security Agreement.  The security created by this Supplemental Agreement shall be subject to the provisions contained in the Security Agreement as if the security set forth in this Supplemental Agreement had been set forth in the Security Agreement and so that the Secured Party shall have in relation to the security described herein all such powers and rights as are for the time being vested in the Secured Party under the Security Agreement.

(b)  Continuation of the Security Agreement.  Each Credit Party hereby confirms and agrees that nothing in this Supplemental Agreement shall prejudice the security set forth in the Security Agreement and all supplements thereto delivered prior to the date of these presents, that the security constituted thereby and hereby shall be and remain a continuing security for the payment in full and performance of the whole of the Obligations, that all provisions of the Security Agreement and all obligations on the part of such Credit Party contained therein shall remain in full force and effect until all of the Obligations shall have been paid in full and performed.

B-3

Section 4.	Provisions of General Application.

(a)   Execution in Counterparts.  This Supplemental Agreement may be executed in any number of counterparts (including delivery by electronic or PDF file), each of which shall be an original and all of which shall together constitute but one and the same instrument.  In making proof of this Supplemental Agreement, it shall not be necessary to produce or account for more than one such counterpart.

(b)   Effect of Headings.  The headings herein are inserted for convenience only and shall not be construed as part of this Supplemental Agreement.

(c)   Annex.  The Annex which follows is part of this Supplemental Agreement.

[Balance of page intentionally left blank.]

B-4

In Witness Whereof, intending to be legally bound, each Credit Party has caused this Security Agreement Supplement to be duly executed as of the date first above written.

Container Applications Limited

By:
Name:
Title:

CAI International, Inc.

By:
Name:
Title:

Before Me:

Notary Public

B-5

Accepted:

Union Bank, N.A.,
as Security Agent

By:
Name:
Title:

Before Me:

Notary Public

B-6

Annex to Security Agreement Supplement

Listing of Collateral

[See Attached]

Exhibit C

Form of Creditor Supplemental Agreement
to the Security Agreement

This Creditor Supplemental Agreement to the Security Agreement is made as of ____________, 20__ (this “Supplemental Agreement”), by and between

(1)     Container Applications Limited, an international business company organized under the laws of Barbados (“CAL”) and CAI International, Inc., a corporation organized under the laws of Delaware (“CAL” and, together with CAL, the “Credit Parties” and each a “Credit Party”),

(2)     Union Bank, N.A., as Security Agent (hereinafter, in such capacity, the “Security Agent”) for itself and other Secured Parties under that certain Note Purchase Agreement, dated as of September 13, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Note Purchase Agreement”), by and among CAI, CAL and the note purchasers party thereto, and under any other Credit Agreement, and

(3)     [_______________], a ________________ pursuant to [describe credit agreement] made as of __________, 20__ (“New Creditor”);

and is supplemental to the Security Agreement made as of September 13, 2012 (hereinafter called the “Security Agreement”) between the Credit Parties, the Security Agent and the Creditors party thereto.  Capitalized terms not herein defined shall have the respective meanings set forth in the Security Agreement.

Recitals

Whereas, the Credit Parties, the Security Agent, and each of the Creditors from time to time party thereto, have entered into the Security Agreement.

Whereas, Section 24(b) of the Security Agreement contemplates that Creditors not initially parties to the Security Agreement shall be entitled to participate in the Security Agreement, as it may from time to time be amended or supplemented, by executing a Supplemental Agreement accepting the terms of the Security Agreement, as amended and supplemented to the date of such execution, subject to entering into this Supplemental Agreement.

Whereas, each New Creditor is willing to participate in the Security Agreement as a Creditor upon the terms and conditions set forth herein, and the Credit Parties are willing to give their written approval to such participation.

Now, Therefore, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.   Each New Creditor hereby agrees to and accepts each of the terms of the Security Agreement, as amended and supplemented to the date of the execution of this Supplemental Agreement.

2.     This instrument may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original; but all such counterparts shall together constitute only one and the same instrument.  Delivery of an executed signature page of this instrument by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

3.     This Supplemental Agreement shall be construed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law, and the rights, obligations and remedies of the parties hereto shall be determined in accordance with the laws of the State of New York.

[Signature Pages to Follow]

[Information regarding notice address, outstanding amounts and documentation for each New Creditor to be included as Exhibits.]

In Witness Whereof, the parties hereto have caused this Creditor Supplemental Agreement to the Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Container Applications Limited

By:
Name:
Title:

CAI International, Inc.

By:
Name:
Title:

Before Me:

Notary Public

[New Creditor]

By:
Name:
Title:

Before Me:

Notary Public

Accepted:

Union Bank, N.A.,
as Security Agent

By:
Name:
Title:

Before Me:

Notary Public

Schedule A
(Relating to Section 2.3)

Master Security and Sharing Agreement is stamped to cover first aggregate indebtedness of One Hundred and Three Million Dollars United States currency (US$103,000,000.00).

Forms of Opinion of Special U.S. Counsel for the Parent Guarantor and the
Company and of Barbados Counsel for the Company and the Purchasers

Exhibit 4.4(a)(i) and 4.4(a)(ii)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers

(Delivered to Purchasers only)

Exhibit 4.4(b)
(to Note Purchase Agreement)

Borrowing Base Report

Exhibit 7
(to Note Purchase Agreement)

Form of Borrowing Base Report

Each of the undersigned, Container Applications Limited (“CAL”) and CAI International, Inc. (“CAI” and, together with CAL, the “Credit Parties”) (as to itself), hereby certifies, pursuant to the Note Purchase Agreement, dated as of September 13, 2012 (as the same may be amended, restated, modified or supplemented and otherwise in effect from time to time, the “Note Purchase Agreement”), by and among the Credit Parties and the note purchasers listed in Schedule A (hereinafter, collectively, the “Purchasers”), that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Note Purchase Agreement and the various components thereof, and (c) as of the date of this Borrowing Base Report, there exists no Default or Event of Default.

Except as otherwise specified in this Borrowing Base Report, capitalized terms used herein without definition have the same meanings herein as in the Note Purchase Agreement.

Container Applications Limited

By:
Name: Timothy B Page
Title: Chief Financial Officer

CAI International, Inc.

By:
Name: Timothy B Page
Title: Chief Financial Officer

Exhibit 7
(to Note Purchase Agreement)

Borrowing Base Worksheet

Borrowing Base as of [___________]

A.	Components of Borrowing Base:

	1.	Original Cost of Eligible Equipment that is not the subject of a Direct Finance Lease:	$

	2.	Depreciation	$

	3.	Net Book Value of Eligible Equipment that is not the subject of a Direct Finance Lease (Item A1 minus Item A2):	$

	4.	Formula Percentage:		82.50%

	5.	Net Book Value of Eligible Equipment Borrowing Base Component (Item A3 multiplied by Item A4):	$

	6.	Net Present Value of Direct Finance Lease Receivables of the Company and the Parent Guarantor (other than Direct Finance Lease Receivables arising from Eligible Equipment which is included in Item A1)

	7.	Formula Percentage:		85.00%

	8.	Net Present Value of Direct Finance Lease Receivables Borrowing Base Component (Item A6 multiplied by Item A7):	$

B.	Borrowing Base (Sum of Item A5 plus Item A8):		$

C.
Outstandings
The sum of (i) the aggregate outstanding principal amount of the Notes ($103,000,000.00) plus (ii) the aggregate outstanding principal amount of all other Debt secured by the Security Agreement ($0):
$

D.	Excess Availability/(Shortfall) (Item B minus Item C):		$

Container Applications Limited

and

CAI International, Inc.

$_______________

[Number] Supplement to Note Purchase Agreement

Dated as of ______________________

Re: $_________ ____% Senior Secured Notes, Series ______, due _________

Exhibit S
(to Note Purchase Agreement)

Container Applications Limited
Suite 102, Bush Hill, Bay Street
St. Michael, Barbados, West Indies

CAI International, Inc.
1 Market Plaza
Steuart Street Tower
Suite 900
San Francisco, California 94105

Dated as of
____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Note Purchase Agreement (the “Supplement”) is between Container Applications Limited, a company organized under the laws of Barbados (the “Company”), CAI International, Inc., a corporation organized under the laws of Delaware (the “Parent Guarantor”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of September 13, 2012 (the “Note Purchase Agreement”) among the Company, the Parent Guarantor and the purchasers listed on Schedule A thereto.  All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Parent Guarantor and the Company each hereby jointly and severally agree with the Purchaser(s) as follows:

1.        The Company has authorized the issue and sale of $________________ aggregate principal amount of its ____% Senior Secured Notes, Series ______,  due _________, ____ (the “Series ______ Notes”).  The Series ____ Notes, together with the Series 2012-A Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 15 of the Note Purchase Agreement).  The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.        Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series _____ Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3.        The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of  Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on ______ __, 20__ or on such other Business Day thereafter on or prior to _________, 20__ as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least U.S. $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert U.S. Bank address, ABA number for wire transfers, and any other relevant wire transfer information].  If, at the Closing, the Company shall fail to tender such Series ______ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.        The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series ______ Notes to be purchased at the Closing, and to the following additional conditions:

(a)     Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Parent Guarantor and the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Parent Guarantor and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)     Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

5.        [Here insert special provisions for Series ______ Notes including prepayment provisions applicable to Series ______ Notes (including Make-Whole Amount and Modified Make-Whole Amount) and closing conditions applicable to the Series ______ Notes].

6.        Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ______ Notes by such Purchaser.

7.        The Parent Guarantor and the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract among the Company, the Parent Guarantor and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Container Applications Limited

By:
Name:
Title:

CAI International, Inc.

By:
Name:
Title:

Accepted as of __________, _____

[Variation]

By:
Name:
Title:

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series ___ Notes to be Purchased
[Name of Purchaser] [Address of Purchaser]	U.S.$_________________

(1)	All payments by wire transfer of immediately available funds to: __________________ with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers: __________________

(3)	All other communications: __________________

(4)	U.S. Tax Identification Number: __________________

(5)	Original Notes to be delivered to: [address]

Schedule A
(to Supplement)

Supplemental Representations

The Parent Guarantor and the Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “Series 2012-A Notes” set forth therein was modified to refer the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

[UPDATE AS NECESSARY]

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

Exhibit A
(to Supplement)

[Form of Series ______ Note]

Container Applications Limited

____% Senior Secured Note, Series ______, Due ___________

No. R-__	_________ __, ____
U.S.$_________	PPN ___________

For Value Received, the undersigned, Container Applications Limited (herein called the “Company”), a company organized and existing under the laws of Barbados, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on ___________________, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semiannually, on the ___ day of __________ and _________ in each year, commencing with the _________ __ or _________ __ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to [_____]%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes, Series _____, (herein called the “Notes”) issued pursuant to a Supplement to the Note Purchase Agreement, dated as of September 13, 2012 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), among the Company, CAI International, Inc., a corporation organized under the laws of Delaware (the “Parent Guarantor”), and the respective Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement.  This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1
(to Supplement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Pursuant to the Note Purchase Agreement, the Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount [and Modified Make-Whole Amount], if any, and interest on this Note and performance by the Company of all of its obligations contained in the Note Purchase Agreement, all on the terms set forth in Section 14 of the Note Purchase Agreement.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Supplement.]  [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Supplement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Container Applications Limited

By:
Name:
Title: